                                                                    Exhibit 4.4






                          NATIONAL CAR RENTAL FINANCING
                              LIMITED PARTNERSHIP,

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee
                               ------------------

                            SERIES 1996-2 SUPPLEMENT

                          dated as of December 20, 1996

                                       to

                                 BASE INDENTURE

                           dated as of April 30, 1996
                               ------------------

                  Rental Car Asset Backed Variable Funding Note

                                TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE 1

                                   DESIGNATION

                                    ARTICLE 2

                                   DEFINITIONS

Section 2.1.   Incorporation of Schedule 1, Etc.............................. 2
Section 2.2.   Defined Terms................................................  2

                                    ARTICLE 3

 ISSUANCE OF SERIES 1996-2 NOTE AND INCREASES AND DECREASES
Section 3.1.   Procedure for Issuance of Series 1996-2 Note and
          Increasing the Series 1996-2 Invested Amount...................... 49
Section 3.2.   Procedure for Decreasing the Series 1996-2
          Invested Amount................................................... 52

                                    ARTICLE 4

                            SERIES 1996-2 ALLOCATIONS
Section 4.1.   Establishment of NFC Collection Account, Series 1996-2
          Collection Account and Series 1996-2 Accrued Interest Account..... 53
Section 4.2.   Allocations with Respect to the Series 1996-2 Note........... 54
Section 4.3.   Monthly Payments............................................. 56
Section 4.4.   Payment of Note Interest from a Series 1996-2 Fronting
          Letter of Credit.................................................. 57
Section 4.5.   Payment of Note Principal.................................... 58
Section 4.6.   Servicer's Failure to Instruct the Trustee to Make a
          Deposit or Payment....................... 59
Section 4.7.   Series 1996-2 Distribution Account ...........................59
Section 4.8.   Notice of Series 1996-2 Lease Payment Deficit................ 60

                                    ARTICLE 5

                                    SECURITY
Section 5.1.    Grant of Security Interest.................................. 61

                                    ARTICLE 6

                               AMORTIZATION EVENTS

Section 6.1................................................................. 63

                                    ARTICLE 7

                           FORM OF SERIES 1996-2 NOTE
Section 7.1................................................................. 63

                                    ARTICLE 8

                                     GENERAL
Section 8.1.   Maintenance of Rating; Payment of Rating Agency Fees......... 64
Section 8.2.   Exhibits......................................................64
Section 8.3.   Ratification of Base Indenture................................64
Section 8.4.   Counterparts..................................................64
Section 8.5.   Governing Law.................................................64
Section 8.6.   Amendments....................................................65
Section 8.7.   Discharge of Indenture........................................65
Section 8.8.   Inspection of Property, Books and Records.....................65
Section 8.9.   Acknowledgment of Trustee.....................................65

                  Series 1996-2 SUPPLEMENT, dated as of December 20, 1996 (this "Supplement"), between NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership ("NFLP"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), to the Base Indenture, dated as of April 30, 1996, between NFLP and the Trustee (as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as further amended, supplemented or otherwise modified from time to time and in effect, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").

                              PRELIMINARY STATEMENT

                  WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that NFLP and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DESIGNATION

                  There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated generally as the Floating Rate Rental Car Asset Backed Variable Funding Note, Series 1996-2.

                  The Series 1996-2 Note (as defined herein) shall be issued on the Series 1996-2 Closing Date to refinance the Refinanced Vehicles and shall be in the initial principal amount equal to the aggregate principal amount of the Loans outstanding under and as defined in the Loan Agreement on such date (giving effect to the payment by National of all amounts payable by it on such date under the Loan Agreement, and with the unpaid interest accrued thereon being paid by National on the day of such repayment), and the proceeds from any further Series 1996-2 Advance (as defined herein) shall be deposited in the NFC Collection Account and shall be used by NFLP to finance the acquisition by National of National Vehicles, and to acquire Acquired Vehicles, from certain Eligible Manufacturers.

                  The Series 1996-2 Note is a Segregated Series of Notes (as more fully described in the Base Indenture). Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to the Series 1996-2 Note and any other Shared Collateral Series Notes.

                                    ARTICLE 2

                                   DEFINITIONS

                  Section 2.1. Incorporation of Schedule 1, Etc. All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto. All references to "Articles", "Sections" or "Subsections" herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 1996-2 Note and not to any other Series of Notes issued by NFLP. Furthermore, in the case of any term which is defined in the Base Indenture but is otherwise defined in this Supplement, each Article, Section, subsection, other definition or other provision of the Base Indenture containing such term shall (unless the context otherwise requires) apply to the Series 1996-2 Note with such term having the meaning set forth in this Supplement. All references herein and in any Related Document to the "Series 1996-2 Supplement" shall mean the Base Indenture, as supplemented hereby.

                  Section 2.2. Defined Terms. The following words and phrases shall have the following meanings with respect to the Series 1996-2 Note and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                  "A Credit Demand" means a demand for an A LOC Credit Disbursement under the A Letter of Credit pursuant to a Certificate of A Credit Demand.

                  "A Credit Enhancer" means Deutsche Bank AG, a German banking corporation, and any successor thereto as issuer of the A Letter of Credit.

                  "A Credit Enhancer's Office" is defined in the A Letter of Credit.

                  "A Letter of Credit" means the Irrevocable Letter of Credit No. 839-53422 issued on June 8, 1995 in favor of the NFC Collateral Agent for the account of the A Support Credit Enhancers by the A Credit Enhancer, as amended by Amendment No. 1 to Irrevocable Letter of Credit, dated April 30, 1996, Amendment No. 2 to Irrevocable Letter of Credit, dated May 29, 1996, and Amendment No. 3 to Irrevocable Letter of Credit, dated December 20, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, and any replacement thereof.

                  "A Letter of Credit Amount" means, as of any date of determination, the amount (i) available to be drawn on such date under the A Letter of Credit as specified therein, or (ii) on deposit in the Cash Collateral Account A on such date less the amount of any A Support Reduction Disbursement to be paid as of such date to any A Support Credit Enhancer by National pursuant to Section 2.1(d)(y) (or, in the case of any such payment to any Reduction Support Credit Enhancer, Section 2.2(d)(y)) of the applicable A Support Reimbursement Agreement.

                  "A Letter of Credit Expiration Date" means the date on which the A Letter of Credit or any replacement enhancement in whatever form expires in accordance with its terms.

                  "A Liquidity Deficiency" is defined in the Certificate of A Liquidity Demand attached as Annex B to the A Letter of Credit.

                  "A Liquidity Demand" means a demand for an A LOC Liquidity Disbursement under the A Letter of Credit pursuant to a Certificate of A Liquidity Demand.

                  "A LOC Credit Disbursement" means an amount drawn under the A Letter of Credit pursuant to a Certificate of A Credit Demand.

                  "A LOC Liquidity Disbursement" means an amount drawn under the A Letter of Credit pursuant to a Certificate of A Liquidity Demand.

                  "A LOC Reduction Disbursement" means an amount drawn under the A Letter of Credit pursuant to a Certificate of A Reduction Demand.

                  "A LOC Termination Disbursement" means an amount drawn under the A Letter of Credit pursuant to a Certificate of A Termination Demand. The amount of such A LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the Deposited Funds in the Series 1996-2 Cash Collateral Accounts.

                  "A Reduction Demand" means a demand for an A LOC Reduction Disbursement under the A Letter of Credit pursuant to a Certificate of A Reduction Demand.

                  "A Support Commitment" means as of any day (a) with respect to GM, the GM Letter of Credit Commitment, and (b) with respect to any Reduction Support Credit Enhancer, the amount of credit support such Reduction Support Credit Enhancer has agreed to provide to the A Credit Enhancer pursuant to its Reduction Support Agreement.

                  "A Support Credit Demand" means either (a) the "A Support Credit Demand" as defined in Section 1(a) of the A Support Letter of Credit Agreement or (b) the "Reduction A Support Credit Demand" as defined in a Reduction Support Agreement.

                  "A Support Credit Disbursement" means an amount paid under an A Support Letter of Credit pursuant to a Certificate of A Support Credit Demand.

                  "A Support Credit Enhancer" means GM, and any successor thereto or replacement thereof or addition thereto pursuant to the A Support Letter of Credit Agreement, or any Reduction Support Credit Enhancer.

                  "A Support Credit Enhancer Agents" means, for any A Support Credit Enhancer, those officers, employees and agents of such A Support Credit Enhancer whose signatures and incumbency shall have been certified to the NFC Collateral Agent pursuant to clause (d) of Section 3.01 of the NFC Collateral Agreement or in such other certificates as may be delivered by such A Support Credit Enhancer to the NFC Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of such A Support Credit Enhancer, under the NFC Collateral Agreement.

                  "A Support Credit Enhancer Incumbency Certificate" is defined in Section 3.01(d) of the NFC Collateral Agreement.

                  "A Support Disbursements" means, collectively, the A Support Credit Disbursements, the A Support Liquidity Disbursements, the A Support Termination Disbursements, the A Support Event of Default Disbursements and the A Support Reduction Disbursements.

                  "A Support Event of Default" means (a) with respect to GM, an "A Support Event of Default" as defined in Section 2.9 of its A Support Reimbursement Agreement, and (b) with respect to a Reduction Support Credit Enhancer, a Reduction A Support Event of Default.

                  "A Support Event of Default Disbursement" means an amount paid under an A Support Letter of Credit as a result of an Event of Default by an A Support Credit Enhancer as defined in such A Support Letter of Credit.

                  "A Support Intercreditor Agreement" means the A Support Intercreditor Agreement, dated as of May 29, 1996, among GM, The Bank of New York, NFC, National, and the other Reduction Support Credit Enhancers party thereto from time to time, as amended by the Amendment to A Support Intercreditor Agreement, dated as of December 20, 1996, and as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "A Support Letter of Credit" means the A Support Letter of Credit Agreement or a Reduction Support Agreement.

                  "A Support Letter of Credit Agreement" means the Letter of Credit Agreement, dated as of June 7, 1995, between GM and the A Credit Enhancer, providing for the reimbursement of the A Credit Enhancer for draws under the A Letter of Credit, as amended by the First Amendment to the A Support Letter of Credit Agreement, dated as of April 30, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "A Support Liquidity Demand" means either (a) the "A Support Liquidity Demand" as defined in Section 1(b) of the A Support Letter of Credit Agreement or (b) the "Reduction A Support Liquidity Demand" as defined in a Reduction Support Agreement.

                  "A Support Liquidity Disbursement" means an amount paid under an A Support Letter of Credit pursuant to a Certificate of A Support Liquidity Demand.

                  "A Support Reduction Amount", in the case of GM, is defined in
Section 2.1(c) of its A Support Reimbursement Agreement.

                  "A Support Reduction Demand" means either (a) the "A Support Reduction Demand" as defined in Section l(d) of the A Support Letter of Credit Agreement or (b) the "Reduction A Support Reduction Demand" as defined in a Reduction Support Agreement.

                  "A Support Reduction Disbursement" means an amount drawn under an A Support Letter of Credit pursuant to a Certificate of A Support Reduction Demand.

                  "A Support Reimbursement Agreement" means (a) the A Support Reimbursement Agreement, dated as of June 7, 1995, among National, NFC and GM, as amended by the Amendment to A Support Reimbursement Agreement, dated as of April 30, 1996, and the Second Amendment to A Support Reimbursement Agreement, dated as of December 20, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, or (b) a Reduction A Support Reimbursement Agreement.

                  "A Support Termination Demand" means either (a) the "A Support Termination Demand" as defined in Section l(c) of the A Support Letter of Credit Agreement or (b) the "Reduction A Support Termination Demand" as defined in a Reduction A Support Agreement.

                  "A Support Termination Disbursement" means an amount paid under an A Support Letter of Credit pursuant to a Certificate of A Support Termination Demand.

                  "A Termination Demand" means a demand for an A LOC Termination Disbursement under the A Letter of Credit pursuant to a Certificate of A Termination Demand.

                  "Accounts" is defined in Section 5.01 of the NFC Collateral Agreement.

                  "Affected Liquidity Lender" is defined in clause (a) of
Section 5.9 of the Liquidity Agreement.

                  "Aggregate A Support Commitment" as of any day means the aggregate of all A Support Commitments as of such day.

                  "Aggregate Face Amount" means, on any date, with respect to Commercial Paper Notes issued at a discount, the aggregate face amount of all such Commercial Paper Notes Outstanding on such date and, with respect to interest bearing Commercial Paper Notes, the aggregate face amount of all such Commercial Paper Notes Outstanding on such date plus the accrued and unpaid interest thereon and interest that will accrue prior to maturity.

                  "Aggregate Liquidity Commitment" means, as of any date of determination, the sum of the Liquidity Lenders' Liquidity Commitments on such date.

                  "Aggregate Outstanding CP" means, as of any date, the Aggregate Face Amount of Commercial Paper Notes Outstanding on such date, net of any amounts on deposit on such date in the NFC Collection Account and/or the NFC Collateral Account and/or the Commercial Paper Account and/or the Termination Advance Account, in each case to the extent such amounts shall have been set aside for the repayment of the principal of, or interest on, Commercial Paper Notes.

                  "Aggregate Outstandings" means, as of any date, the sum of (i) the aggregate principal amount of and accrued interest on all Liquidity Advances Outstanding on such date, (ii) the aggregate principal amount of and accrued interest on Support Liquidity Disbursements Outstanding on such date and (iii) the Aggregate Outstanding CP on such date, net of any amounts on deposit on such date in the NFC Collection Account and/or the NFC Collateral Account and/or the Termination Advance Account and/or the Liquidity Lender Account, in each case to the extent such amounts shall have been set aside for the repayment of the principal of, or interest on, Liquidity Advances or Support Liquidity Disbursements.

                  "Amortization Commencement Date" means the earliest to occur of (a) the occurrence of an Amortization Event described in Section 9.1.7 with respect to NFC or NFLP or National, or Section 9.1.13 or 9.1.15, in each case, of the Liquidity Agreement, or

(b) the date of declaration of the commencement of the Amortization Period by written notice to NFC pursuant to Section 9.2 of the Liquidity Agreement, or (c) the Amortization Commencement Date under and as defined in the Base Indenture.

                  "Amortization Event" is defined in Section 9.1 of the Liquidity Agreement.

                  "Amortization Period" means the period commencing on the Amortization Commencement Date and ending on the date Liquidity Commitments have been terminated and all amounts due and payable to the Liquidity Agent, the Liquidity Lenders, the Series 1996-2 Support Credit Enhancers (with respect to Support Disbursements and other amounts payable by NFC under the A Support Reimbursement Agreements and the B Support Letter of Credit Reimbursement Agreement, as applicable) and the Holders with respect to the Commercial Paper Notes have been paid in full.

                  "Applicable Law" means all applicable provisions of all (a) constitutions, statutes, treaties, rules, regulations and orders of governmental bodies, (b) governmental approvals and (c) orders, decisions, judgments and decrees of all courts and arbitrators.

                  "Assets" means any interest of any kind in any assets or property of any kind (including, without limitation, the Vehicles), tangible or intangible, real, personal or mixed, now owned or hereafter acquired by NFC or such other Person as the context may require.

                  "Assigned Collateral" is defined in Section 4.01 of the NFC Collateral Agreement.

                  "Assignee Lender" is defined in Section 11.11.1 of the Liquidity Agreement.

                  "Authenticating Representatives" is defined in Section 2 of the Depositary Agreement.

                  "Authorized Officer" means (a) as to NFC, any of those officers, employees and agents of NFC whose signatures and incumbency shall have been certified to the Liquidity Agent and the Liquidity Lenders pursuant to
Section 6.1.1 of the Liquidity Agreement or in such other certificates as may be delivered by NFC to the Liquidity Agent from time to time as duly authorized to execute and deliver the Liquidity Agreement, any other Liquidity Document and any other Related Document to which NFC is a party and any instruments or documents in connection therewith on behalf of NFC and to take, from time to time, all other actions on behalf of NFC in connection therewith or (b) any Authorized Officer under and as defined in the Base Indenture.

                  "Authorized Representatives" is defined in Section 2 of the Depositary Agreement.

                  "Authorized Signatories" is defined in Section 2 of the Depositary Agreement.

                  "B Credit Demand" means a demand for a B LOC Credit Disbursement under the B Letter of Credit pursuant to a Certificate of B Credit Demand.

                  "B Credit Draw Amount" is defined in Section 5.05 of the NFC Collateral Agreement.

                  "B Credit Enhancer" means Deutsche Bank AG, a German banking corporation, and any successor thereto or replacement thereof or addition thereto pursuant to the B Letter of Credit Reimbursement Agreement.

                  "B Credit Enhancer's Office" is defined in the B Letter of Credit.

                  "B Letter of Credit" means the Irrevocable Letter of Credit No. 839-53755 issued on April 30, 1996 in favor of the NFC Collateral Agent by the B Credit Enhancer, as amended by Amendment No. 1 to Irrevocable Letter of Credit, dated as of May 29, 1996, and Amendment No. 2 to Irrevocable Letter of Credit, dated as of December 20, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, and any replacement thereof provided pursuant to the B Letter of Credit Reimbursement Agreement.

                  "B Letter of Credit Amount" means, as of any date of determination, the amount (i) available to be drawn on such date under the B Letter of Credit as specified therein, or (ii) on deposit in the Cash Collateral Account B on such date.

                  "B Letter of Credit Expiration Date" means the date on which the B Letter of Credit or any replacement enhancement in whatever form expires or terminates in accordance with its terms.

                  "B Letter of Credit Reimbursement Agreement" means the B Letter of Credit Reimbursement Agreement, dated as of June 7, 1995, among National, NFC and the B Credit Enhancer, as amended by the Amendment to B Letter of Credit Reimbursement Agreement, dated as of April 30, 1996, and the Second Amendment to B Letter of Credit Reimbursement Agreement, dated as of December 20, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "B Liquidity Demand" means a demand for a B LOC Liquidity Disbursement under the B Letter of Credit pursuant to a Certificate of B Liquidity Demand.

                  "B Liquidity Draw Amount" is defined in Section 5.06(c) of the NFC Collateral Agreement.

                  "B LOC Cash Collateral" is defined in Section 5.3 of the B Letter of Credit Reimbursement Agreement.

                  "B LOC Cash Collateral Credit Shortfall" is defined in Section 2.3(a) of the B Letter of Credit Reimbursement Agreement.

                  "B LOC Cash Collateral Liquidity Shortfall" is defined in
Section 2.3(a) of the B Letter of Credit Reimbursement Agreement.

                  "B LOC Cash Collateral Termination Shortfall" is defined in
Section 2.3(a) of the B Letter of Credit Reimbursement Agreement.

                  "B LOC Credit Disbursement" means an amount drawn under the B Letter of Credit pursuant to a Certificate of B Credit Demand.

                  "B LOC Liquidity Disbursement" means an amount drawn under the B Letter of Credit pursuant to a Certificate of B Liquidity Demand.

                  "B LOC Termination Disbursement" means an amount drawn under the B Letter of Credit pursuant to a Certificate of B Termination Demand. The amount of such B LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the Deposited Funds in the Series 1996-2 Cash Collateral Accounts.

                  "B Support Credit Demand" means a demand for a B Support LOC Credit Disbursement under the B Support Letter of Credit pursuant to a Certificate of B Support Credit Demand.

                  "B Support Credit Enhancer" means Caisse Nationale de Credit Agricole, and any successors thereto or replacements thereof or addition thereto pursuant to the B Support Letter of Credit Reimbursement Agreement.

                  "B Support Credit Enhancer Agents" means those officers, employees and agents of the B Support Credit Enhancer whose signatures and incumbency shall have been certified to the NFC Collateral Agent pursuant to clause (d) of Section 3.01 of the NFC Collateral Agreement or in such other certificates as may be delivered by the B Support Credit Enhancer to the NFC Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of the B Support Credit Enhancer, under the NFC Collateral Agreement.

                  "B Support Credit Enhancer Incumbency Certificate" is defined in Section 3.01(c) of the NFC Collateral Agreement.

                  "B Support Credit Enhancer's Office" is defined with respect to the B Support Credit Enhancer in the B Support Letter of Credit.

                  "B Support Letter of Credit" means the Irrevocable Letter of Credit No. 59786 issued on May 29, 1996 in favor of the B Credit Enhancer for the account of National and NFC, as the case may be, by the B Support Credit Enhancer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, and any replacements thereof provided pursuant to the B Support Letter of Credit Reimbursement Agreement.

                  "B Support Letter of Credit Amount" means, as of any date of determination, the amount (i) available to be drawn on such date under the B Support Letter of Credit as specified therein, or (ii) on deposit in the Cash Collateral Account B.

                  "B Support Letter of Credit Expiration Date" is defined in
Section 2.1 of the B Support Letter of Credit Reimbursement Agreement.

                  "B Support Letter of Credit Reimbursement Agreement" means the B Support Letter of Credit Reimbursement Agreement, dated as of June 7, 1995, among National, NFC and the B Support Credit Enhancer (as assignee of Citibank and Credit Suisse), as modified by the Assignment and Assumption Agreement, dated as of May 29, 1996, among the B Support Credit Enhancer, Citibank and Credit Suisse, the Amendment to B Support Letter of Credit Reimbursement Agreement, dated as of April 30, 1996, the Second Amendment to B Support Letter of Credit Reimbursement Agreement, dated as of May 29, 1996, and the Third Amendment to B Support Letter of Credit Reimbursement Agreement, dated as of December 20, 1996, as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "B Support Liquidity Demand" means a demand for a B Support LOC Liquidity Disbursement under the B Support Letter of Credit pursuant to a Certificate of B Support Liquidity Demand.

                  "B Support LOC Credit Disbursement" means an amount drawn under the B Support Letter of Credit pursuant to a Certificate of B Support Credit Demand.

                  "B Support LOC Liquidity Disbursement" means an amount drawn under the B Support Letter of Credit pursuant to a Certificate of B Support Liquidity Demand.

                  "B Support LOC Termination Disbursement" means an amount drawn under the B Support Letter of Credit pursuant to a Certificate of B Support Termination Demand. The amount of such B Support LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the Deposited Funds in the NFC Cash Collateral Accounts.

                  "B Support Termination Demand" means a demand for a B Support LOC Termination Disbursement under the B Support Letter of Credit pursuant to a Certificate of B Support Termination Demand.

                  "B Termination Demand" means a demand for a B LOC Termination Disbursement under the B Letter of Credit pursuant to a Certificate of B Termination Demand.

                  "Base Lease" means the Second Master Motor Vehicle Lease and Servicing Agreement, dated as of December 20, 1996, between NFLP, as the lessor thereunder, and National, as the lessee and servicer thereunder, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, exclusive of Lease Annexes.

                  "Base Rate" means, on any date and with respect to any Base Rate Advance, a fluctuating rate of interest per annum equal to the higher of

                  (a) the Prime Rate for such day; and

                  (b) the Federal Funds Rate plus 0.25% per annum.

Changes in the rate of interest on that portion of any Liquidity Advance or Support Disbursement maintained as Base Rate Advances will take effect simultaneously with each change in the Base Rate.

                  "Base Rate Advance" means a Liquidity Advance under the Liquidity Agreement or a Disbursement under any Series 1996-2 Fronting Letter of Credit bearing interest at a fluctuating rate determined by reference to the Base Rate.

                  "Book Entry CP Holder" is defined in Section 6(e) of the Depositary Agreement.

                  "Book Entry CP Notes" is defined in Section 6(a) of the Depositary Agreement.

                  "Book Entry Issuance Instruction" is defined in Section 3(ii) of the Depositary Agreement.

                  "Book Entry Procedures" is defined in Section 6(a) of the Depositary Agreement.

                  "Borrowing" means the Liquidity Advances of the same type and, in the case of LIBOR Advances, having the same Interest Period, and either (i) made by all Liquidity Lenders on the same Business Day pursuant to the same Borrowing Request in accordance with Sections 3.1.1 or 3.1.2 of the Liquidity Agreement or (ii) made by the Swing Line Lender pursuant to a Borrowing Request in accordance with Section 3.1.3 of the Liquidity Agreement.

                  "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (without duplication) (a) the Series 1996-2 Invested Amount as of such date, plus (b) in the case of that portion, if any, of the principal amount of the Series 1996-2 Note funded by Commercial Paper Notes, interest accrued and unpaid on such portion of such principal amount as of such date and interest that will accrue on such portion of such principal amount through the maturity date of the Commercial Paper Notes issued to fund the Series 1996-2 Note, plus (c) in the case of that portion, if any, of the principal amount of the Series 1996-2 Note not funded by Commercial Paper Notes, interest accrued and unpaid on such portion of such principal amount as of such date, plus (d) the outstanding principal amount of Eligible Investments and cash (other than any amounts on deposit on such date in the NFC Collection Account or the NFC Collateral Account, in each case to the extent such amounts shall have been set aside for the repayment of the principal of, or interest on, Liquidity Advances, Support Liquidity Disbursements, or Commercial Paper Notes) then held by the Trustee in the NFC Collection Account and the NFC Collateral Agent in the NFC Collateral Account, respectively, minus (e) any Borrowing Base Decline.

                  "Borrowing Base Decline" means, as of any date, the aggregate amount of the Series 1996-2 Lease Payment Deficit for such date (if such date is a Distribution Date) and all prior Series 1996-2 Lease Payment Deficits (in each case other than to the extent relating to any amount (i) the maturity of which has been accelerated as contemplated by Section 17.2 of the Base Lease or clause
(b) of the definition of the term "Amortization Commencement Date" contained in this Section 2.2, and (ii) payable in connection with any payment by the Lessee pursuant to clause (ii)(a)(y) or (ii)(b)(2) of the definition of the term "Monthly Supplemental Payment" contained in Section 6 of Annex B to the Base Lease), which have not been reimbursed by (x) a draw under a Series 1996-2 Fronting Letter of Credit or the Series 1996-2 Cash Collateral Accounts or (y) a payment by the Lessee under the Lease in respect of such Series 1996-2 Lease Payment Deficit.

                  "Borrowing Base Deficiency" means, with respect to any date of determination, the amount by which the Aggregate Outstandings on such date exceeds the Borrowing Base on such date.

                  "Borrowing Request" means a request and certificate for Liquidity Advances, substantially in the form of Exhibit C to the Liquidity Agreement.

                  "Business Day" means, with respect to the Related Documents,

                  (a) any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Minneapolis, Minnesota and

                  (b) relative to the making, continuing, prepaying or repaying of LIBOR Advances, any day on which dealings in Dollars are carried on in the London interbank market.

                  "Capitalized Cost" means, with respect to each Vehicle, the price paid for such Vehicle by the Lessee or the Lessor to the dealer selling such Vehicle, including dealer profit and delivery charges but excluding taxes and any registration or titling fees.

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such debt shall be the capitalized amount of such obligations determined in accordance with such principles.

                  "Cash" means cash and cash equivalents (including marketable securities and short-term investments).

                  "Cash Collateral Account A" is defined in Section 5.07(a) of the NFC Collateral Agreement.

                  "Cash Collateral Account B" is defined in Section 5.07(b) of the NFC Collateral Agreement.

                  "Cash Equivalents" means (i) units of money market funds rated at least A-1 by S&P or at least P-1 by Moody's or otherwise acceptable to the B Credit Enhancer and the B Support Credit Enhancer, and (ii) certificates of deposit of Deutsche Bank AG.

                  "Cash Flow" means, for any period, the Consolidated Net Income plus the sum of (a) amounts that have been deducted for Total Net Interest of National and its Consolidated Subsidiaries in determining Consolidated Net Income for such period, plus (b) amounts (without duplication) that have been deducted for the provision for income tax expense, depreciation of plant and equipment (excluding depreciation of revenue-earning assets), amortization of Indebtedness discount and Indebtedness issuance costs, amortization of capitalized acquisition transaction costs, and amortization of interest rate cap expense of

National and its Consolidated Subsidiaries in determining Consolidated Net Income for such period.

                  "Casualty" means, with respect to any Vehicle, that (i) such Vehicle is lost, converted or stolen for a period of at least 90 days, (ii) such Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, (iii) the return of such Vehicle to the applicable Manufacturer during the applicable Repurchase Period cannot be, or is not, effected for any reason (other than as a result of the occurrence and continuance of an Event of Bankruptcy with respect to such Manufacturer or otherwise as a result of the creditworthiness of such Manufacturer) or (iv) the applicable Manufacturer did not accept such Vehicle for repurchase for any reason (other than as a result of the occurrence and continuance of an Event of Bankruptcy with respect to such Manufacturer or otherwise as a result of the creditworthiness of such Manufacturer) unless the Lessee reasonably believes such Manufacturer will accept such Vehicle for repurchase upon a subsequent return.

                  "Certificate of A Credit Demand" means a certificate in the form of Annex A to the A Letter of Credit.

                  "Certificate of A Liquidity Demand" means a certificate in the form of Annex B to the A Letter of Credit.

                  "Certificate of A Reduction Demand" means a certificate in the form of Annex F to the A Letter of Credit.

                  "Certificate of A Termination Demand" means a certificate in the form of Annex C to the A Letter of Credit.

                  "Certificate of A Support Credit Demand" means a certificate in the form of Annex A to the applicable A Support Letter of Credit.

                  "Certificate of A Support Liquidity Demand" means a certificate in the form of Annex B to the applicable A Support Letter of Credit.

                  "Certificate of A Support Reduction Demand" means a certificate in the form of Annex D to the applicable A Support Letter of Credit.

                  "Certificate of A Support Termination Demand" means a certificate in the form of Annex C to the applicable A Support Letter of Credit.

                  "Certificate of B Credit Demand" means a certificate in the form of Annex A to the B Letter of Credit.

                  "Certificate of B Liquidity Demand" means a certificate in the form of Annex B to the B Letter of Credit.

                  "Certificate of B Termination Demand" means a certificate in the form of Annex C to the B Letter of Credit.

                  "Certificate of B Support Credit Demand" means a certificate in the form of Annex A to the B Support Letter of Credit.

                  "Certificate of B Support Liquidity Demand" means a certificate in the form of Annex B to the B Support Letter of Credit.

                  "Certificate of B Support Termination Demand" means a certificate in the form of Annex C to the B Support Letter of Credit.

                  "Certificate of Reduction A Support Event of Default Demand" means a certificate in the form of Annex D to any Reduction Support Agreement.

                  "Certificated Notes" is defined in Section 2 of the Depositary Agreement.

                  "Change of Control" means (i) a transaction or series of transactions whereby any Person or group within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder (other than William E. Lobeck, Jr. or a group which is managed by William E. Lobeck, Jr.) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of National (or other securities convertible into such securities) representing 40% of the combined voting power of all securities of National entitled to vote in the election of directors (a "Controlling Person") or (ii) at any time, a majority of National's directors are persons who were not (A) in office on June 7, 1995, (B) initially nominated by a group which is managed by William E. Lobeck, Jr., or (C) successor directors whose nomination for election by the stockholders of National was approved by a vote of a majority of the directors then still in office. For this purpose, a Person or group shall not be a Controlling Person if such Person or group holds voting power in good faith and not for the purpose of circumventing the effect of the occurrence of a Change of Control as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the Exchange Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in the previous sentence.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Collateral" is defined in Section 5.1(a) of this Supplement.

                  "Commercial Paper Account" is defined in clause (a) of Section
2.4 of the Liquidity Agreement.

                  "Commercial Paper Deficit" is defined in Section 3.6.2 of the Liquidity Agreement.

                  "Commercial Paper Notes" means the promissory notes of NFC issued by NFC in the commercial paper market pursuant to the Depositary Agreement.

                  "Commitment Fee" is defined in Section 4.5(a) of the Liquidity Agreement.

                  "Commitment Termination Date Liquidity Advance" means a Liquidity Advance made by a Liquidity Lender on the Scheduled Liquidity Commitment Termination Date with respect to such Liquidity Lender, pursuant to
Section 3.6.4 of the Liquidity Agreement.

                  "Consolidated Net Income" means and refers to, for any period, the net income (or deficit) of National and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided, however that there shall be excluded from Consolidated Net Income (a) the income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of National or is merged into or consolidated with National or such Person's assets are acquired by National, and (b) any income or gain resulting from any write-up or revaluation of the assets of National and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of National in its consolidated financial statements as of such time.

                  "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate, duly executed by an Authorized Officer of NFC, substantially in the form of Exhibit D to the Liquidity Agreement.

                  "Controlling Person" shall have the meaning set forth in the definition of Change of Control.

                  "Conversion" is defined in Section 5.08 of the NFC Collateral Agreement.

                  "Credit Enhancer Commitment" means, (i) as to any Series 1996-2 Fronting Credit Enhancer, the amount of such Series 1996-2 Fronting Credit Enhancer's commitment to provide credit support for National's obligations under the Lease and/or liquidity support for the Commercial Paper Notes, and (ii) as to any Series 1996-2 Support Credit Enhancer, the amount of such Series 1996-2 Support Credit Enhancer's commitment to provide support for obligations of the related Series 1996-2 Fronting Credit Enhancer's obligations under its Credit Enhancer Commitment.

                  "Dealer Agreement" means the Dealer Agreement, dated as of June 7, 1995, between CS First Boston Corporation, as the initial Dealer, National and NFC, as modified by the Letter Agreement, dated as of July 13, 1995, between NFC and Goldman, Sachs & Co. (successor organization to Goldman Sachs Money Markets, L.P.), as an additional Dealer, and the Letter Agreement, dated as of November 20, 1996, between NFC and Citicorp Securities, Inc., as an additional Dealer, and as amended by the Amendment to Dealer Agreement, dated as of December 20, 1996, and as further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Dealers" means CS First Boston Corporation, a Massachusetts corporation, Goldman, Sachs & Co., a New York limited partnership (successor organization to Goldman Sachs Money Markets, L.P., a Delaware limited partnership), and Citicorp Securities, Inc., a Delaware corporation, and/or (as applicable) any other dealer of Commercial Paper Notes engaged by NFC from time to time and who becomes a party to the NFC Collateral Agreement, for so long as such Person is so engaged by NFC.

                  "Decreases" is defined in Section 3.2 of this Supplement.

                  "Deficiency Amount" is defined in Section 4.3(a)(ii) of this Supplement.

                  "Depositary" means Citibank, or such other banking institution as NFC shall appoint, with the prior written consent of the Required Liquidity Providers (which consent shall not be unreasonably withheld or delayed), as issuing and paying agent for Commercial Paper Notes under the Depositary Agreement and as agent for the Holders thereof.

                  "Depositary Agents" means those officers, employees and agents of the Depositary whose signatures and incumbency shall have been certified to the NFC Collateral Agent pursuant to clause (b) of Section 3.01 of the NFC Collateral Agreement or in such other certificates as may be delivered by the Depositary to the NFC Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of the Depositary, under the NFC Collateral Agreement.

                  "Depositary Agreement" means the Depositary Agreement, dated as of June 7, 1995, between NFC and the Depositary, as amended by the Amendment to Depositary Agreement, dated as of December 20, 1996, and as further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Depositary Authorization Letter" is defined in Section 2 of the Depositary Agreement.

                  "Depositary Incumbency Certificate" is defined in Section 3.01(b) of the NFC Collateral Agreement.

                  "Deposited Funds" (a) to the extent relating to any Collateral, has the meaning set forth in Schedule 1 to the Base Indenture, and
(b) to the extent relating to any Assigned Collateral, is defined in Section
5.01 of the NFC Collateral Agreement.

                  "Depreciation Charge" means, with respect to (a) any Vehicle manufactured by GM and subject to GM's Matrix Repurchase Program, the rate determined by dividing (x) 100% minus the repurchase price percentage specified in respect of such Vehicle pursuant to the terms of such Repurchase Program for the Designated Period applicable to such Vehicle by (y) the number of days in such Designated Period (or, if such Vehicle is held past the Designated Period set forth in the related Vehicle Acquisition Schedule, the applicable depreciation charge set forth in such Repurchase Program for such Vehicle calculated on a daily basis), and (b) any other Vehicle (including any other Vehicle subject to any other Repurchase Program of GM), the applicable depreciation charge set forth in the related Repurchase Program for such Vehicle with respect to such Vehicle calculated on a daily basis. If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle shall be such percentage times the Capitalized Cost for such Vehicle calculated on a daily basis. For Vehicles not held for a full month in the month of acquisition, the Depreciation Charges shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the date depreciation begins related to such Vehicle to the first day of the next month and the denominator of which is the number of days in such month. For the month in which such Vehicle is turned back to the applicable Manufacturer, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is the number of days in such month. In the event a Vehicle is sold (other than pursuant to the Repurchase Program of a Manufacturer) instead of turned back to the applicable Manufacturer, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the date proceeds were received by the NFC Collateral Agent on the sale of such Vehicle and the denominator of which is the number of days in such month.

                  "Designated Period" shall mean, with respect to any Vehicle subject to GM's Matrix Repurchase Program, the period (up to a maximum of 15 months) designated by the Servicer in the applicable Vehicle Acquisition Schedule relating to such Vehicle as the period of time for which the Servicer expects such Vehicle to be subject to the Lease.

                  "Designated Persons" is defined in Section 2 of the Depositary Agreement.

                  "Disbursement" shall mean any LOC Liquidity Disbursement, any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by a Series 1996-2 Fronting Credit Enhancer under a Credit Enhancer Commitment, or any combination thereof, as the context may require.

                  "Distributions" means (i) contributions, loans or other distributions made by National to a profit sharing or pension plan not made in the ordinary course of the operation of such Plan (other than company contributions made to a 401(k) plan from time to time, in each case with the approval of National's Board of Directors) and (ii) all fees, rents and other compensation or payments paid or made by National or its Subsidiaries to any stockholder of National except for such fees, rents or other compensation or payments paid or made in exchange for actual services rendered to National on an arm's length basis by such stockholder.

                  "Dividends" is defined in Section 25.8 of the Lease.

                  "Domestic Office" shall mean, relative to any Liquidity Lender or Series 1996-2 Support Credit Enhancer, as the case may be, the office of such Liquidity Lender or Series 1996-2 Support Credit Enhancer, as the case may be, designated as such below its signature to the Liquidity Agreement, the A Support Reimbursement Agreements or the B Support Letter of Credit Reimbursement Agreement, as applicable, or such other office of such Liquidity Lender or Series 1996-2 Support Credit Enhancer, as the case may be, within the United States as may be designated from time to time by notice from such Liquidity Lender or Series 1996-2 Support Credit Enhancer, as the case may be, to each other Person party to the Liquidity Agreement, the A Support Reimbursement Agreements or the B Support Letter of Credit Reimbursement Agreement, as applicable.

                  "EBIT" means, for any period, the Consolidated Net Income for such period plus the sum of (a) amounts that have been deducted for Total Net Interest of National and its Consolidated Subsidiaries in determining Consolidated Net Income for such period, and (b) amounts (without duplication) that have been deducted for the provision for income tax expense, amortization of Indebtedness issuance costs, and depreciation of plant and equipment (excluding depreciation of revenue-earning assets) of National and its Consolidated Subsidiaries in determining Consolidated Net Income for such period.

                  "Eligible Credit Enhancer" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Series 1996-2 Fronting Credit Enhancers under the Series 1996-2 Fronting Letter of Credits or the B Support Credit Enhancer under the B Support Letter of Credit Reimbursement Agreement and has total assets in excess of $200,000,000, and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of

ERISA and (c) any other financial institution, in each case reasonably satisfactory to National and NFC having a short-term rating or an equivalent long-term debt rating from S&P and Moody's at least equal to A-1, or better, by S&P and P-1 by Moody's; provided, however, that any Person who does not have either a short-term rating from S&P or Moody's shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating.

                  "Eligible Investments" means:

                  (a) Government Obligations;

                  (b) Participation certificates (excluding strip mortgage securities which are purchased at prices exceeding their principal amounts) and senior debt obligations of the Federal Home Loan Mortgage Corporation, consolidated system wide bonds and notes of the Farm Credit System, senior debt obligations and mortgage-backed securities (excluding stripped mortgage securities which are purchased at prices exceeding their principal amounts) of the Federal National Mortgage Association which, in the case of mortgage-backed securities, are rated at least AA by S&P and Aa by Moody's, senior debt obligations (excluding securities that have no fixed value and/or whose terms do not promise a fixed dollar amount at maturity or call date) of the Student Loan Marketing Association and debt obligations of the Resolution Funding Corp. (collectively, "Agency Obligations");

                  (c) Direct obligations of any state of the United States of America or any subdivision or agency thereof whose short-term unsecured general obligation debt has ratings from S&P of at least A-1 and Moody's of at least P-1 or any obligation that has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively, and which is fully and unconditionally guaranteed by any state, subdivision or agency whose short term, unsecured general obligation debt has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively;

                  (d) Commercial paper maturing in not more than three hundred sixty-five (365) days and having ratings from S&P and Moody's of A-1 and P-1, respectively;

                  (e) Deposits, federal funds or bankers acceptances (maturing in not more than three hundred sixty-five (365) days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States, provided that the NFC Collateral Agent shall have received a legal opinion or opinions to the effect that full timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank), which:

                      (i) has an unsecured, uninsured and unguaranteed
                  obligation which has ratings from S&P and Moody's of A-1 and P-1, respectively, or

                      (ii) is the lead bank of a parent bank holding company
                  with an uninsured, unsecured and unguaranteed obligation meeting the rating requirements in (i) above;

                  (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $100 million, provided such deposits are fully insured by the Federal Deposit Insurance Corporation, the Banking Insurance Fund or the Savings Association Insurance Fund;

                  (g) Investments in a money-market fund which may be a 12b-1 fund as registered under the Investment Company Act and is rated at least AAm or AAm-G by S&P and Aa by Moody's;

                  (h) Repurchase agreements with a term of six (6) months or less with any institution having short-term, unsecured debt rated at least A-1 by S&P and P-1 by Moody's;

                  (i) Repurchase agreements collateralized by Government Obligations or Agency Obligations (the "Collateral Securities") with any registered broker-dealer which is under the jurisdiction of the Securities Investors Protection Corp. or any commercial bank, if such broker-dealer or bank has uninsured, unsecured and unguaranteed debt rated at least A-1 by S&P and P-1 by Moody's, provided that:

                      (A) a master repurchase agreement or other specific
                  written repurchase agreement governs the transaction;

                      (B) the Collateral Securities are held free and clear of
                  any other Lien by the NFC Collateral Agent or an independent third party acting solely as agent for the NFC Collateral Agent, provided that any such third party (A) is
                  (1) a Federal Reserve bank, (2) a bank which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less that $25 million, or (3) a bank approved in writing for such purpose by the Required Liquidity Providers, and (B) certifies in writing to the NFC Collateral Agent (or delivers to the NFC Collateral Agent a written opinion of counsel to such third party) that such third party holds the Collateral Securities free and clear of any Lien, as agent for the NFC Collateral Agent;

                                    (C) a perfected first security interest
                  under the Uniform Commercial Code is created in, or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R.
                  350.0 et seq. (or any successor regulations) are followed with respect to, the Collateral Securities for the benefit of the NFC Collateral Agent;

                                    (D) such repurchase agreement has a term of
                  thirty (30) days or less, or the NFC Collateral Agent will value the Collateral Securities no less frequently than monthly and will liquidate the Collateral Securities if any deficiency in the required collateral percentage is not restored within two (2) business days of such valuation;

                                    (E) such repurchase agreement matures (or
                  permits the NFC Collateral Agent to withdraw all or any portion of the invested funds) at least ten (10) days (or other appropriate liquidation period) prior to each Payment Date;

                                    (F) the fair market value of the Collateral
                  Securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least one hundred and three percent (103%); and

                                    (G) the NFC Collateral Agent obtains an
                  opinion of counsel to such broker-dealer or bank to the effect that such repurchase agreement is a legal, valid, binding and enforceable agreement of such broker-dealer or bank (and, in the case of a bank which is a branch of a foreign bank, of such foreign bank) in accordance with its terms; and

                  (j) Other investment instruments approved in writing by the Majority Banks and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000 and with respect to which the NFC Collateral Agent shall have received written confirmation of the Rating Agencies that inclusion of any such investment instrument as an Eligible Investment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies.

                  "Eligible Liquidity Lender" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Liquidity Lenders under the Liquidity Agreement and has total assets in excess of $200,000,000, and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA and (c) any other financial institution satisfactory to NFC, the B Support Credit Enhancer and the Liquidity Agent, in each case having a short-term rating or an equivalent long-term debt rating from S&P and Moody's at least equal to the then current rating of the Commercial Paper Notes, but in any event not less than a rating of A-2 by S&P and P-2 by Moody's; provided, however, that any Person who does not have either a short-term rating from S&P or Moody's shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating.

                  "Eligible Manufacturer" means any Manufacturer (including GM and Chrysler) that (i) maintains an Eligible Repurchase Program and (ii) has been approved by the Required Liquidity Providers (other than in the case of GM and Chrysler); provided that upon the occurrence of a Manufacturer Ineligibility Event with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer.

                  "Eligible Repurchase Program" means, at any time, a Repurchase Program that is in full force and effect with an Eligible Manufacturer (a) pursuant to which the Repurchase Price is at least equal to (i) with respect to GM's Matrix Repurchase Program, a specified percentage of the Capitalized Cost of each Vehicle, such percentage being determined for each Vehicle based upon the model year of such Vehicle and the calendar month in which such Vehicle is returned to GM, minus (A) Excess Mileage Charges, (B) Excess Damage Charges and
(C) Missing Equipment Charges, or (ii) with respect to any other Manufacturer or any other Repurchase Program of GM, the Capitalized Cost of each Vehicle, minus
(A) all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase, (B) Excess Mileage Charges,
(C) Excess Damage Charges and (D) Missing Equipment Charges, (b) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and (c) under which, with respect to Acquired Vehicles, NFLP is an Authorized Fleet Purchaser or, with respect to Financed Vehicles, National is an Authorized Fleet Purchaser and, in each case, the assignment of the benefits of which to the Master Collateral Agent for the benefit of the Trustee (on behalf of the Series 1996-2 Noteholder) and the NFC Collateral Agent (on behalf of the NFC Secured Parties) has been acknowledged in writing by the related Manufacturer, and NFLP, the Master Collateral Agent, the Trustee and the NFC Collateral Agent have been provided with an opinion of counsel reasonably satisfactory to them that NFLP (and the Master Collateral Agent on behalf of NFLP, the Trustee and the NFC Collateral Agent) can enforce the applicable Manufacturer's obligations thereunder; provided that (a) with respect to any new Repurchase Program (including a new model year Repurchase Program of an Eligible Manufacturer and a Repurchase Program of a new Manufacturer) that is proposed for consideration after the date hereof as an Eligible Repurchase Program, prior to such new Repurchase Program constituting an "Eligible Repurchase Program" hereunder, the Rating Agencies have been given 30 days notice (or such shorter period of time as shall be acceptable to the Rating Agencies) of a draft of such new Repurchase Program as it then exists at the time of such notice (and shall be provided a final copy of such Repurchase Program promptly upon its being available) and shall have consented to the inclusion of such new Repurchase Program as an "Eligible Repurchase Program" hereunder and (b) with respect to any change (other than as specified in proviso clause (a)) in the terms of any existing Eligible Repurchase Program, prior to such Repurchase Program constituting an "Eligible Repurchase Program" hereunder, the Rating Agencies shall have been notified of such change and shall have approved such change; provided further that in either case described in proviso clause (a) or
(b), (1) if and to the extent required by the Ratings Agencies in order for NFC to preserve the then current credit ratings from S&P and Moody's, and, in any event, a rating of not less than A-2 by S&P and P-2 by Moody's, in respect of its Commercial Paper Notes, NFC shall have caused the face amount of the Series 1996-2 Fronting Letters of Credit (or other then existing credit enhancement) to have been increased or (2) if such new Repurchase Program or such change in the terms of an existing Repurchase Program would have a material adverse effect on the interests of the Secured Parties or the NFC Secured Parties, prior to any such Repurchase Program constituting an "Eligible Repurchase Program", NFLP shall have obtained the written consent of the NFC Collateral Agent thereto.

                  "Eligible Vehicle" means an automobile or light truck (other than a light truck manufactured by Chrysler and that is subject to a 9 month or longer minimum hold period under the Guaranteed Depreciation Program with Chrysler) (i) that at the time of purchase or financing by NFLP is eligible for repurchase under an Eligible Repurchase Program, (ii) that is owned by National or NFLP free and clear of all Liens other than Permitted Liens, (iii) with respect to which the Master Collateral Agent is noted as the first lienholder on the Certificate of Title therefor, or the Certificate of Title has been submitted to the appropriate state authorities for such notation, and (iv) that is a Related Vehicle with the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, designated as the Beneficiaries pursuant to the Master Collateral Agency Agreement.

                  "Environmental Laws" shall mean all federal, state and local laws, statutes, regulations, rules and ordinances and those orders, judgments and decrees which specifically apply to National's operations or facilities concerning pollution or protection of human health or the environment.

                  "Event of Default" is defined in Section 5.1 of the B Support Letter of Credit Reimbursement Agreement.

                  "Excess Collections" is defined in Section 4.3(c) of this Supplement.

                  "Excluded Payments" means the following amounts payable to National or NFLP pursuant to the Repurchase Programs: (i) all incentive payments payable to National or NFLP to purchase vehicles under the Repurchase Programs,
(ii) all amounts payable to National or NFLP as compensation for the preparation by National or NFLP of newly delivered Vehicles under the Repurchase Programs, (iii) all amounts payable to National or NFLP in reimbursement for warranty work performed by National or NFLP on the Vehicles under the Repurchase Programs and (iv) all amounts payable to National under Section 6.11 of the Asset Purchase Agreement.

                  "Federal Funds Rate" means, with respect to any day, an interest rate per annum equal to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or,

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the fee letter, dated as of June 8, 1995, from the NFC Collateral Agent, addressed to, and acknowledged and agreed to by, NFC, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Financed Vehicle" means an Eligible Vehicle that is (a) a Refinanced Vehicle or (b) a National Vehicle.

                  "GM Event of Default" means an Event of Default as defined in the A Support Letter of Credit Agreement.

                  "GM Letter of Credit Commitment" is defined in Section 2.1 of GM's A Support Reimbursement Agreement.

                  "GM Letter of Credit Expiration Date" is defined in Section
2.1 of GM's A Support Reimbursement Agreement.

                  "GM LOC Reduction Amount" means, as of any date, the lesser of an A Support Reduction Amount or the A Letter of Credit Amount.

                  "GM's Matrix Repurchase Program" means the General Motors Corporation Passenger Car and Light Duty Truck 100% Repurchase Program for Daily Rental Operators - Program No. 97-02, and any substantially similar Repurchase Program for any other model years, and pursuant to which the repurchase price for any Vehicle is calculated based upon a specified percentage of the Capitalized Cost of such Vehicle as set forth in such Program.

                  "GM Note" means the Promissory Note in the original principal amount of $47,000,000 issued on June 1, 1995 by NCR Acquisition Corp. in favor of GM.

                  "Government Obligations" means direct obligations of, or obligations the timely payment of principal of and interest on which is fully and unconditionally guaranteed by, the United States of America and U.S. Treasury REFCORPS.

                  "Guaranteed Depreciation Program" means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with National or NFLP to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be paid to National or NFLP, as applicable, by such auction dealer within seven days of such sale and (c) pay to National or NFLP, as applicable, the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount paid to National or NFLP, as applicable, by an auction dealer pursuant to clause (b) above.

                  "Guaranteed Repurchase Program" means a program pursuant to which a Manufacturer has agreed with National or NFLP to repurchase Vehicles manufactured by it or one of its Affiliates during the specified Repurchase Period.

                  "Hazardous Substance" means any waste, pollutant, contaminant, hazardous or toxic material, substance or waste, chemical, petroleum, petroleum-based or petroleum-derived substance or waste, or asbestos-containing material with respect to which liability or standards of conduct are imposed, or which are regulated, pursuant to any Environmental Laws.

                  "Holder" (a) with respect to any Commercial Paper Note, means the holder from time to time of such Commercial Paper Note, and (b) with respect to any Note, has the meaning set forth in Schedule 1 to the Base Indenture.

                  "Increases" is defined in Section 3.1(a) of this Supplement.

                  "Incumbency Certificate" is defined in Section 2 of the Depositary Agreement.

                  "Indemnified Liabilities" is defined for purposes of the Liquidity Agreement in Section 11.4 thereof.

                  "Indemnified Parties" is defined in Section 11.4 of the Liquidity Agreement.

                  "Independent Director" means a director who is not, and never was, (a) a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any Person that has received any benefit (excluding, however, any compensation received by the directors, in such Person's capacity as such director) in any form whatsoever from, or any Person that has provided any service (excluding, however, any service provided by such director, in such Person's capacity as such director) in any form whatsoever to, Old National or National or any of their Affiliates or associates, or (b) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock of Old National or National or any of their Affiliates, or a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any Person that has received any benefit (excluding, however, any compensation received by such director, in such Person's capacity as such director) in any form whatsoever from, or any Person that has provided any service (excluding, however, any service provided by such director, in such Person's capacity as such director) in any form whatsoever to, such beneficial owner or any of such beneficial owner's Affiliates or associates, provided that the ownership of up to 5% of any class of stock (other than stock of NFC) listed on a national securities exchange shall not prevent an individual from meeting the foregoing requirements.

                  "Initial Aggregate Liquidity Commitment" means the amount of the Aggregate Liquidity Commitment as of the Series 1996-2 Closing Date.

                  "Instruction to Transfer" means a notice in the form of (i) Annex D to the A Letter of Credit, (ii) Annex D to the B Letter of Credit or
(iii) Annex D to the B Support Letter of Credit, as the case may be.

                  "Intercreditor Agreement" means the Intercreditor and Subordination Agreement, dated as of June 7, 1995, among National, certain subordinated creditors listed on Schedule A thereto and certain senior creditors listed on Schedule B thereto, as modified by the Joinder by Senior Debt Holder, executed by The Bank of New York as trustee under the Base Indenture as of April 30, 1996, the Acceptance by Subordinated Debt Holder, executed by GM as of April 30, 1996, the Acceptance by Subordinated Debt Holder, executed by the B Support Credit Enhancer as of May 24, 1996, and the Acceptance by Subordinated Debt Holder, executed by The Bank of New York as of May 29, 1996, and as amended by the Supplement and Amendment to Intercreditor and Subordination Agreement, dated as of December 20, 1996, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Interest Period" means (a), with respect to any LIBOR Advance, a one-week (only in the case of Swing Line Advances), or a one-, two-, three- or six-month period commencing on the date of such LIBOR Advance, as selected by NFC in its Borrowing Request or its written election under Section
2.4 of the applicable A Support Reimbursement Agreement or Section 2.11 of the B Support Letter of Credit Reimbursement Agreement, as applicable; and (b), with respect to any Base Rate Advance, a period commencing on the date of such Base Rate Advance and ending on a Business Day no later than 180 days after such date, as selected by NFC in its Borrowing Request or its written election under Section 2.4 of the applicable A Support Reimbursement Agreement or Section 2.11 of the B Support Letter of Credit Reimbursement Agreement, as applicable; provided, however, that if any such period would otherwise end on a day which is not a Business Day, the Interest Period shall instead end on the next succeeding Business Day; and provided, further, that in the case of the Interest Period for a LIBOR Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b) any Contingent Obligation of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                  "Issuer" means NFC, in its capacity as the issuer under the Depositary Agreement.

                  "L.A. Agents" means those officers, employees and agents of the Liquidity Agent whose signatures and incumbency shall have been certified to the NFC Collateral Agent pursuant to clause (d) of Section 3.01 of the NFC Collateral Agreement or in such other certificates as may be delivered by the Liquidity Agent to the NFC Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of the Liquidity Agent, under the NFC Collateral Agreement.

                  "Letter" is defined in Section 6(a) of the Depositary
Agreement.

                  "Liabilities" means all obligations to the Lessor of the Lessee arising under or in connection with the Lease, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim.

                  "LIBOR" means, relative to any Interest Period for any LIBOR
Advance: (i) the rate for deposits in Dollars for a period equal to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Business Days preceding the first day of such Interest Period, or (ii) if such rate does not appear on Telerate Page 3750, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits are offered by each Reference Lender's LIBOR Office in the London interbank market to prime banks as at or about 11:00 a.m., London time, on a day that is two Business Days preceding the first day of such Interest Period for delivery on such first day and for a period equal to such Interest Period. If either Reference Lender fails to provide its offered quotation to the Liquidity Agent, LIBOR shall be determined on the basis of the offered quotation by the other Reference Lender.

                  "LIBOR Advance" means a Liquidity Advance under the Liquidity Agreement or a Support Disbursement bearing interest, at all times during the Interest Period applicable thereto, at a fixed rate of interest determined by reference to LIBOR.

                  "LIBOR Office" means, relative to any Reference Lender, Liquidity Lender, the NFC Collateral Agent or B Support Credit Enhancer, as the case may be, the office of such Reference Lender, Liquidity Lender, the NFC Collateral Agent or B Support Credit Enhancer, as the case may be, designated as such below its signature to the Liquidity Agreement or the B Support Letter of Credit Reimbursement Agreement, respectively, or such other office of such Reference Lender, Liquidity Lender, the NFC Collateral Agent or B Support Credit Enhancer, as the case may be, as designated from time to time by notice from such Reference Lender, Liquidity Lender, the NFC Collateral Agent or B Support Credit Enhancer, as the case may be, to NFC and the Liquidity Agent, whether or not outside the United States, which shall be making or maintaining LIBOR Advances of such Reference Lender, Liquidity Lender or B Support Credit Enhancer, as the case may be, under the Liquidity Agreement or the B Support Letter of Credit, respectively.

                  "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Advances of any Liquidity Lender, the reserve percentage (expressed as a decimal) equal to the aggregate reserve requirements of such Liquidity Lender (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as then currently defined in

Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

                  "Limited Amortization Event" is defined in Section 9.3 of the Liquidity Agreement.

                  "Liquidation Event of Default" means (a) any event or condition with respect to National or NFC of the type described in Section 9.1.7 of the Liquidity Agreement or (b) any event or condition of the type specified in Section 9.1.8 or Section 9.1.9 of the Liquidity Agreement or (c) any Liquidation Event of Default under and as defined in the Base Indenture.

                  "Liquidity Advance" means any Revolving Advance, any Refunding Advance, any Commitment Termination Date Liquidity Advance or any Swing Line Advance, or any combination thereof, as the context may require.

                  "Liquidity Advance Notes" means, with respect to any Liquidity Lender, the Revolving Note and the Refunding Note issued to such Liquidity Lender by NFC.

                  "Liquidity Agent" means Citibank, as agent for the Liquidity Lenders, or such other Person as shall have subsequently been appointed as the successor Liquidity Agent pursuant to Section 10.4 of the Liquidity Agreement.

                  "Liquidity Agent Incumbency Certificate" is defined in Section 3.01(d) of the NFC Collateral Agreement.

                  "Liquidity Agreement" means the Liquidity Agreement, dated as of June 7, 1995, among NFC, the Liquidity Lenders and the Liquidity Agent, as modified by the Consent and Amendment to Liquidity Agreement, dated as of December 15, 1995, the Consent of Liquidity Lenders (to change the Liquidity Commitments reflected in the respective Revolving Notes, and Refunding Notes, dated as of May 29, 1996), and the Extension of Scheduled Liquidity Commitment Termination Date, dated as of May 29, 1996, the Amendment to Liquidity Agreement, dated as of May 29, 1996, and the Second Amendment to Liquidity Agreement, dated as of December 20, 1996, and as such Agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Liquidity Commitment" means, as to any Liquidity Lender, the amount set forth on the signature pages of the Liquidity Agreement for such Liquidity Lender as its Liquidity Commitment or set forth in its Liquidity Lender Assignment Agreement, as such amount may be increased or decreased from time to time pursuant to Section 3.3, 3.4, 5.9 or 11.11.1 of the Liquidity Agreement.

                  "Liquidity Commitment Agreement" means a Liquidity Commitment Agreement substantially in the form of Exhibit M to the Liquidity Agreement.

                  "Liquidity Commitment Termination Date" means the earlier to occur of

                  (a) the date on which the Aggregate Liquidity Commitment has been terminated in full or reduced to zero pursuant to Section
          3.3 or 9.2 of the Liquidity Agreement; and

                  (b) the Scheduled Liquidity Commitment Termination Date.

                  "Liquidity Demand" means a demand for an LOC Liquidity Disbursement under a Series 1996-2 Fronting Letter of Credit pursuant to a Certificate of Liquidity Demand.

                  "Liquidity Documents" means the Liquidity Agreement, the Liquidity Advance Notes, any Borrowing Request, any Continuation/Conversion Notice, any Liquidity Commitment Agreement, any Liquidity Lender Assignment Agreement, the Series 1996-2 Closing Date Certificate, and each other agreement, instrument, certificate or other document delivered in connection therewith.

                  "Liquidity Lender Account" means the account established pursuant to Section 5.01 of the NFC Collateral Agreement.

                  "Liquidity Lender Assignment Agreement" means a Liquidity Lender Assignment Agreement substantially in the form of Exhibit F to the Liquidity Agreement.

                  "Liquidity Lenders" is defined in the preamble of the Liquidity Agreement, and, unless otherwise indicated, shall include any Liquidity Lender acting in the capacity of Swing Line Lender.

                  "Liquidity Participant" is defined in Section 11.11.2 of the Liquidity Agreement.

                  "Loan Agreement" means the Loan Agreement, dated as of June 7, 1995, between National, as the borrower thereunder, and NFC, as the lender thereunder, as amended, supplemented or otherwise modified from time to time to and in effect on the date hereof.

                  "LOC Credit Disbursements" means collectively, the A LOC Credit Disbursements and the B LOC Credit Disbursements.

                  "LOC Liquidity Disbursements" means collectively, the A LOC Liquidity Disbursements and the B LOC Liquidity Disbursements.

                  "LOC Termination Disbursements" means collectively, the A LOC Termination Disbursements and the B LOC Termination Disbursements.

                  "Majority Banks" means, at any time, Liquidity Lenders holding, in the aggregate, Liquidity Commitments equaling or exceeding 66-2/3% of the Aggregate Liquidity Commitment; provided, however, that any Liquidity Lender that has defaulted in making a Liquidity Advance, shall (if such default is then continuing) be considered to have a Liquidity Commitment equal to its unreimbursed Liquidity Advances; provided further that the Liquidity Commitment of any Liquidity Lender whose Liquidity Commitment has been drawn, terminated and not repaid shall equal the unpaid or unreimbursed balance of its Liquidity Advances.

                  "Mandatorily Redeemable Obligations" means, as applied to a Person, an obligation of such Person to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person or (c) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

                  "Manufacturer Default" means, with respect to (a) (i) a Manufacturer whose Repurchase Program is a Guaranteed Depreciation Program, the failure by such Manufacturer or any related auction dealers to pay any amount due under such Manufacturer's Repurchase Program with respect to a Vehicle turned in to such Manufacturer and such failure continues for more than 90 days after such amount shall have been due and payable and (ii) any other Manufacturer, the failure by such Manufacturer to pay any amount due under its Repurchase Program with respect to a Vehicle turned in to such Manufacturer and such failure continues for more than 90 days following the Turnback Date for such Vehicle (in either case, a "Past Due Amount") and the aggregate Past Due Amounts relating to such Manufacturer are in excess of $25 million under its Repurchase Program in respect of Vehicles that are subject to the Lease, in each case net of Past Due Amounts, aggregating no more than $50 million, that are the subject of a good faith dispute as evidenced by a writing by National or NFLP, as applicable, or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Repurchase Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Repurchase Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Repurchase Program) or (b) the occurrence of an Event of Bankruptcy with respect to such Manufacturer.

                  "Manufacturer Ineligibility Event" shall mean (i) an event with respect to a Manufacturer as set forth in Section 9.3.1(b) of the Liquidity Agreement, or (ii) the Manufacturer shall be the subject of an Event of Bankruptcy.

                  "Master Note" means the form of Commercial Paper Note attached to the Depositary Agreement as Exhibit E thereto.

                  "Material Adverse Effect" means, with respect to any occurrence, event or condition:

                  (i) a materially adverse effect on the financial condition, business, assets, operations or business prospects of National and its Consolidated Subsidiaries taken as a whole, other than a materially adverse effect on the business prospects of National and its Consolidated Subsidiaries taken as a whole that have similarly affected National's major competitors;

                  (ii) a materially adverse effect on the ability of (a) National to perform its material obligations under any of the Related Documents or (b) NFLP to perform its material obligations under any of the Related Documents or (c) NFC to perform its material obligations under any of the Related Documents; or

                  (iii) an adverse effect on (a) the enforceability of the Lease or (b) on the priority or perfection of the Trustee's, the NFC Collateral Agent's or the Master Collateral Agent's Lien on a material portion of the Collateral or Assigned Collateral.

                  "Missing Equipment Charges" means, with respect to any Vehicle, the amount charged to National or NFLP, or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to missing equipment at the time such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Repurchase Program.

                  "Monthly Total Principal Allocation" means the sum of all Series 1996-2 Principal Allocations with respect to a Related Month.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "National Agents" means those officers, employees and agents of National whose signatures and incumbency shall have been certified to the Master Collateral Agent pursuant to clause (e) of Section 3.5 of the Master Collateral Agency Agreement or in such other certificates as may be delivered by National to the Master Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of National, under the Master Collateral Agency Agreement.

                  "National Equity" means the $30 million of equity financing committed to National by its principal stockholders on or prior to June 7, 1995.

                  "National Event of Default Reimbursement Share", in the case of GM's A Support Reimbursement Agreement, is defined in Section 2.3(d) thereof.

                  "National Incumbency Certificate" is defined in Section 3.5 of the Master Collateral Agency Agreement.

                  "National Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), obligation or commitment of National and its Subsidiaries, including any liability for taxes.

                  "National Reimbursement Share" (a) with respect to GM's A Support Reimbursement Agreement, means, collectively, the National Event of Default Reimbursement Share and the National Termination Reimbursement Share, and (b) with respect to a Reduction Support Credit Enhancer's A Support Reimbursement Agreement and the B Support Letter of Credit Reimbursement Agreement, is defined in Section 2.3(c) thereof.

                  "National Termination Reimbursement Share", in the case of GM's A Support Reimbursement Agreement, is defined in Section 2.3 thereof.

                  "National Vehicle" means an Eligible Vehicle acquired by National on or after the Lease Commencement Date.

                  "NFC" means National Fleet Funding Corporation, a Delaware corporation.

                  "NFC Agents" means those officers, employees and agents of NFC whose signatures and incumbency shall have been certified to the NFC Collateral Agent pursuant to clause (a) of Section 3.01 of the NFC Collateral Agreement or in such other certificates as may be delivered by NFC to the NFC Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of NFC, under the NFC Collateral Agreement.

                  "NFC Agreements" means the Series 1996-2 Note, the Series 1996-2 Supplement, the Base Indenture, the Assignment Agreements, the Liquidity Agreement, the A Support Letter of Credit Agreements, the A Support Reimbursement Agreement, the B Letter of Credit Reimbursement Agreement, the B Support Letter of Credit Reimbursement Agreement and any other Related Document to which NFC is a party.

                  "NFC Collateral Account" means the "Collateral Account" as defined in Section 5.01 of the NFC Collateral Agreement.

                  "NFC Collateral Agent" means Credit Suisse, in its capacity as collateral agent under the NFC Collateral Agreement, and any successor thereto.

                  "NFC Collateral Agreement" means the Collateral Agreement, dated as of June 7, 1995, among NFC, the NFC Collateral Agent, the Liquidity Agent, the Depositary, the Placement Agents, the Dealers, the A Support Credit Enhancers and the B Support Credit Enhancer, as modified by the A Support Intercreditor Agreement, and as amended by the Supplement and Amendment to Collateral Agreement, dated as of December 20, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof and of the Liquidity Agreement.

                  "NFC Collateral Sharing Agreement" means the Amended and Restated Collateral Sharing Agreement, dated as of December 20, 1996, among the NFC Collateral Agent, National, NFLP, NFC and the Series 1996-2 Support Credit Enhancers, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "NFC Collection Account" is defined in Section 4.1(a) of this Supplement.

                  "NFC Event of Default Reimbursement Share", in the case of GM's A Support Reimbursement Agreement, is defined in Section 2.3 thereof.

                  "NFC Incumbency Certificate" is defined in Section 3.01 of the NFC Collateral Agreement.

                  "NFC Obligations" is defined in Section 2.01 of the NFC Collateral Agreement.

                  "NFC Reimbursement Share" (a) with respect to GM's A Support Reimbursement Agreement, means, collectively, the NFC Event of Default Reimbursement Share and the NFC Termination Reimbursement Share, and (b) with respect to a Reduction Support Credit Enhancer's A Support Reimbursement Agreement and the B Support Letter of Credit Reimbursement Agreement, is defined in Section 2.3(c) thereof.

                  "NFC Secured Parties" means the "Secured Parties" as defined in Section 4.01 of the NFC Collateral Agreement.

                  "NFC Termination Reimbursement Share", in the case of GM's A Support Reimbursement Agreement, is defined in Section 2.3 thereof.

                  "Notice of Conversion" means, as applicable, a notice substantially in the form of (i) Exhibit A to the A Support Reimbursement Agreements, (ii) Exhibit C to the A Support Letter of Credit Agreement and (iii) Exhibit B to the B Support Letter of Credit Reimbursement Agreement.

                  "Obligations" means all obligations (monetary or otherwise, including fixed and contingent obligations) of NFC arising under or in connection with the Liquidity Agreement, the Liquidity Advance Notes, each other Liquidity Document, the A Support Reimbursement Agreements, the B Letter of Credit Reimbursement Agreement and the B Support Letter of Credit Reimbursement Agreement.

                  "Offering Memorandum" means the offering memorandum of NFC used by NFC, the Placement Agents or the Dealers from time to time in connection with the offering and sale of the Commercial Paper Notes, as the same may be amended, supplemented or modified.

                  "Officer's Certificate" means a certificate signed by an Authorized Officer of NFC or National or NFLP, as appropriate.

                  "Organic Document" means, with respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

                  "Outstanding" (a) with respect to Commercial Paper Notes, means all Commercial Paper Notes issued at any time under the Depositary Agreement, except (i) Commercial Paper Notes which have been paid through the Depositary, (ii) matured Commercial Paper Notes which have not been presented for payment but funds for the payment of which are on deposit in the Commercial Paper Account established with respect thereto and are available for payment of such Commercial Paper Notes or (iii) matured Commercial Paper Notes with respect to which a Borrowing Request has been honored but funds for the payment of which have not yet been deposited in the Commercial Paper Account; (b) with respect to Liquidity Advances and Support Liquidity Disbursements, means all Liquidity Advances or Support Liquidity Disbursements made or deemed made by the Agent or the Liquidity Lenders or the Series 1996-2 Support Credit Enhancers, as the case may be, pursuant to the Liquidity Agreement, the A Support Letter of Credit Agreements or the Series 1996-2 Support Letters of Credit and not repaid by NFC, except Liquidity Advances or Support Liquidity Disbursements to be repaid from the proceeds of Commercial Paper Notes being issued on the date of such repayment; and (c) with respect to any Note, has the meaning set forth in
Schedule 1 to the Base Indenture.

                  "Overall Percentage" means, relative to any Liquidity Lender or Series 1996-2 Fronting Credit Enhancer, a fraction (expressed as a percentage), the numerator of which is the Liquidity Commitment or the Credit Enhancer Commitment, respectively, of such Person, and the denominator of which is the sum of the Aggregate Liquidity Commitment and the Series 1996-2 Fronting Letter of Credit Amount.

                  "Percentage" means, relative to any Liquidity Lender, a fraction (expressed as a percentage) obtained by dividing (i) the Liquidity Commitment of such Liquidity Lender by (ii) the Aggregate Liquidity Commitment.

                  "Placement Agency Agreement" means the Placement Agency Agreement, dated as of June 7, 1995, among the Placement Agents, National and NFC, substantially in the form of Exhibit N to the Liquidity Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Placement Agents" means any placement agent for Commercial Paper Notes engaged by NFC from time to time and who becomes a party to the Placement Agency Agreement, for so long as such Person is so engaged by NFC.

                  "Potential Amortization Event" means any occurrence or event which, after notice or lapse of time or both, would constitute an Amortization Event.

                  "Potential A Support Event of Default" means an event which, with the giving of notice or lapse of time or both, would constitute an A Support Event of Default under either A Support Reimbursement Agreement.

                  "Potential Event of Default" means an event which, with the giving of notice or lapse of time or both would constitute an Event of Default under the B Support Letter of Credit Reimbursement Agreement.

                  "Potential GM Event of Default" means an event which, with the giving of notice or lapse of time or both would constitute a GM Event of Default under the A Support Letter of Credit Agreement.

                  "Potential Manufacturer Default" means an event which, with the giving of notice, the passage of time or both, would constitute a Manufacturer Default.

                  "Potential Reduction A Support Event of Default" means an event which, with the giving of notice or lapse of time or both, would constitute a Reduction A Support Event of Default.

                  "Program Size" means, as of any date of determination, the sum of (a) the Aggregate Liquidity Commitment on such date (or, if the Liquidity Commitments of the Liquidity Lenders shall have been terminated pursuant to
Section 9.2 of the Liquidity

Agreement, the Aggregate Liquidity Commitment in effect immediately prior to such termination) plus (b) the stated amount of the Series 1996-2 Fronting Letters of Credit.

                  "Rating Agencies" means, collectively, S&P, Moody's and any other nationally recognized rating agency approved by the Liquidity Agent, the B Support Credit Enhancer, National and the Required Liquidity Providers.

                  "Rating Downgrade" means, with respect to any Person, that the rating assigned to such Person's short-term unsecured debt securities or short-term deposits by any Rating Agency shall be lower than the rating then assigned by such Rating Agency to the Commercial Paper Notes, or in any event, a rating lower than A-2 by S&P or P-2 by Moody's.

                  "Reduction A Support Event of Default", with respect to any Reduction A Support Reimbursement Agreement, shall have the meaning specified in such Reduction A Support Reimbursement Agreement.

                  "Reduction A Support Letter of Credit" means the Irrevocable Letter of Credit No. S00034356 issued on May 29, 1996 in favor of the A Credit Enhancer for the account of National and NFC by The Bank of New York, as amended by Amendment No. 1 to Reduction A Support Letter of Credit, dated December 20, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, and any replacement thereof.

                  "Reduction A Support Reimbursement Agreement" means (a) the Reduction A Support Reimbursement Agreement, dated as of May 29, 1996, among National, NFC and The Bank of New York, as amended by the Amendment to Reduction A Support Reimbursement Agreement, dated as of December 20, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, or (b) any agreement among any other Reduction Support Credit Enhancer, National and NFC pursuant to which National and NFC agree to reimburse such Reduction Support Credit Enhancer for amounts paid by such Reduction Support Credit Enhancer pursuant to a Reduction Support Agreement.

                  "Reduction Amount Credit Support", in the case of GM, is defined in Section 2.1(c) of its A Support Reimbursement Agreement.

                  "Reduction Amount Letter of Credit Agreement", in the case of GM, is defined in Section 2.1(c) of its A Support Reimbursement Agreement.

                  "Reduction Date", in the case of GM, is defined in Section 2.1(c) of its A Support Reimbursement Agreement.

                  "Reduction Support Agreement" means the Reduction A Support Letter of Credit or any other Reduction Amount Letter of Credit Agreement or other agreement by a Reduction Support Credit Enhancer to provide Reduction Amount Credit Support.

                  "Reduction Support Credit Enhancer" means The Bank of New York or any other party that has entered into a Reduction Amount Letter of Credit Agreement or otherwise agreed to provide Reduction Amount Credit Support.

                  "Reference Lenders" means Citibank and Credit Suisse.

                  "Refinanced Vehicle Collateral" means the Refinanced Vehicles and all Assigned Collateral relating thereto.

                  "Refinanced Vehicles" means Eligible Vehicles owned by National prior to the Series 1996-2 Closing Date which are subject to the Lien of the NFC Collateral Agent and refinanced by NFLP under the Financing Lease.

                  "Refunding Advance" is defined in Section 3.1.2 of the Liquidity Agreement.

                  "Refunding Note" means, with respect to any Liquidity Lender, a promissory note issued to such Liquidity Lender by NFC, substantially in the form of Exhibit B to the Liquidity Agreement, evidencing the Refunding Advances by such Liquidity Lender to NFC, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement hereof, that becomes effective or is implemented or first required or expected to be complied with after June 7, 1995, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court, regulatory authority or monetary authority, or any other action or (ii) enacted, adopted, issued or proposed before or after June 7, 1995, including any such that imposes, increases or modifies tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon any Series 1996-2 Fronting Credit Enhancer or the B Support Credit Enhancer by any jurisdiction (or any political subdivision thereof) in which such Series 1996-2 Enhancement Provider or any branch or office thereof which is providing credit or liquidity support to National or NFC or NFLP, as the case may be, is located.

                  "Related Documents" means, collectively, the Series 1996-2 Note, the Series 1996-2 Supplement, the Base Indenture, the Liquidity Documents, the Series 1996-2 Fronting

Letters of Credit, the B Support Letter of Credit, the A Support Letter of Credit Agreement, the A Support Reimbursement Agreements, the B Letter of Credit Reimbursement Agreement, the B Support Letter of Credit Reimbursement Agreement, the NFC Collateral Sharing Agreement, the NFC Collateral Agreement, the Depositary Agreement, the Dealer Agreement, the Placement Agency Agreement, the Assignment Agreements, the Intercreditor Agreement, and the Fee Letter, and any other Related Documents under and as defined in the Base Indenture.

                  "Repurchase Period" means, with respect to any Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase pursuant to the applicable Repurchase Program.

                  "Repurchase Price", with respect to any Vehicle (i) subject to a Guaranteed Repurchase Program, means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Repurchase Program and (ii) subject to a Guaranteed Depreciation Program, means the amount which the Manufacturer thereof guarantees will be paid to National or NFLP as the seller of such vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Repurchase Program.

                  "Repurchase Program" means any Guaranteed Repurchase Program or Guaranteed Depreciation Program.

                  "Required Liquidity Providers" means, at any time, Liquidity Lenders and the B Support Credit Enhancer holding, in the aggregate, Liquidity Commitments and Credit Enhancer Commitments, respectively, such that the aggregate amount of such commitments equals or exceeds 66-2/3% of the sum of the Aggregate Liquidity Commitment and the aggregate Credit Enhancer Commitments with respect to such B Support Credit Enhancer; provided, however, that any Liquidity Lender or B Support Credit Enhancer that has defaulted in making a Liquidity Advance or making a Support Disbursement (if at such time such default is continuing), shall be considered to have a Liquidity Commitment or Credit Enhancer Commitment equal to the unpaid or unreimbursed balance of its Liquidity Advances or Support Disbursements, as applicable; and provided further that the Liquidity Commitment or Credit Enhancer Commitment of any Liquidity Lender or Series 1996-2 Credit Enhancer whose commitment has been drawn, terminated and not repaid, shall equal the unpaid or unreimbursed balance of its Liquidity Advances or Support Disbursements, as applicable.

                  "Revolving Advance" is defined in Section 3.1.1 of the Liquidity Agreement.

                  "Revolving Advance Commitment Termination Date" means the earlier to occur of

                  (a)      the Liquidity Commitment Termination Date; and

                  (b)      the Amortization Commencement Date.

                  "Revolving Note" means, with respect to any Liquidity Lender, a promissory note issued to such Liquidity Lender by NFC, substantially in the form of Exhibit A to the Liquidity Agreement, evidencing the Revolving Advances by such Liquidity Lender to NFC, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies, Inc., or any successor thereto.

                  "Scheduled Amortization Event" means any Amortization Event set forth in Section 9.1.15 of the Liquidity Agreement.

                  "Scheduled A Letter of Credit Expiration Date" is defined in the A Letter of Credit.

                  "Scheduled A Support Letter of Credit Expiration Date" means
(a) with respect to GM, the "GM Letter of Credit Expiration Date" as defined in
Section 2.1 of its A Support Reimbursement Agreement, or (b) with respect to a Reduction Support Credit Enhancer, the "Scheduled Reduction A Support Letter of Credit Expiration Date" as defined in Section 2.1 of its A Support Reimbursement Agreement.

                  "Scheduled B Letter of Credit Expiration Date" is defined in
Section 2.1 of the B Letter of Credit Reimbursement Agreement.

                  "Scheduled Liquidity Commitment Termination Date" means, for any Liquidity Lender, May 28, 1997, as such date may be extended from time to time pursuant to Section 3.5 of the Liquidity Agreement.

                  "Scheduled Maturity Date" means

                  (i) with respect to any Liquidity Advances except any Commitment Termination Date Liquidity Advance, the last day of the relevant Interest Period therefor, but in any event not later than the date that occurs eighteen (18) months after the applicable Scheduled Liquidity Commitment Termination Date; provided, however, that after the occurrence of an Amortization Event, the Scheduled Maturity

         Date shall mean the date eighteen (18) months after the Amortization Commencement Date; and

                  (ii) with respect to Commitment Termination Date Liquidity Advances, the date that occurs eighteen (18) months after the date on which such Commitment Termination Date Liquidity Advance is made.

                  "Secured Party" is defined in Section 5.1(a) of this Supplement.

                  "Series 1996-2 Account Surplus" means, as of any date of determination subsequent to the establishment and funding of any NFC Cash Collateral Account pursuant to Section 5.07 of the NFC Collateral Agreement, the amount, if any, by which the Series 1996-2 Fronting Letter of Credit Amount exceeds the Series 1996-2 Required Enhancement Amount.

                  "Series 1996-2 Accrued Interest Account" is defined in Section 4.1(c) of this Supplement.

                  "Series 1996-2 Advance" is defined in Section 3.1(a) of this Supplement.

                  "Series 1996-2 Cash Collateral Accounts" means the Cash Collateral Account A and Cash Collateral Account B.

                  "Series 1996-2 Closing Date" means December 20, 1996 or such later date, if any, as shall be agreed to by NFLP, the Trustee, the NFC Collateral Agent, the Liquidity Agent and the Series 1996-2 Support Credit Enhancers.

                  "Series 1996-2 Closing Date Certificate" means a certificate, substantially in the form of Exhibit Q to the Liquidity Agreement, duly completed and executed by an Authorized Officer of NFC, addressed to the Liquidity Lenders, the Liquidity Agent and the B Support Credit Enhancer.

                  "Series 1996-2 Collateral" means the Collateral.

                  "Series 1996-2 Collection Account" is defined in Section 4.1(c) of this Supplement.

                  "Series 1996-2 Deposit Date" is defined in Section 4.2 of this Supplement.

                  "Series 1996-2 Distribution Account" is defined in Section 4.7(a) of this Supplement.

                  "Series 1996-2 Distribution Account Collateral" is defined in
Section 5.1(a)(iii) of this Supplement.

                  "Series 1996-2 Enhancement" means the Series 1996-2 Fronting Letters of Credit and the Series 1996-2 Cash Collateral Accounts.

                  "Series 1996-2 Enhancement Agreement" means an A Support Reimbursement Agreement or the B Support Letter of Credit Reimbursement Agreement.

                  "Series 1996-2 Enhancement Agreement Event of Default" means an A Support Event of Default or a B Support Event of Default.

                  "Series 1996-2 Enhancement Deficiency" means, on any day, the amount by which the Series 1996-2 Fronting Letter of Credit Amount available for A LOC Credit Disbursements and B LOC Credit Disbursements plus the amount of Support Liquidity Disbursements available for Conversion to Support Credit Disbursements is less than the Series 1996-2 Required Enhancement Amount.

                  "Series 1996-2 Enhancement Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 1996-2 Required Enhancement Amount as of such date and the denominator of which is the Series 1996-2 Invested Amount as of such date.

                  "Series 1996-2 Enhancement Provider" means a Series 1996-2 Fronting Credit Enhancer or a Series 1996-2 Support Credit Enhancer.

                  "Series 1996-2 Fronting Credit Enhancers" means the A Credit Enhancer and the B Credit Enhancer.

                  "Series 1996-2 Fronting Letter of Credit Amount" means an amount equal to the sum of the A Letter of Credit Amount and the B Letter of Credit Amount.

                  "Series 1996-2 Fronting Letters of Credit" means the A Letter of Credit and the B Letter of Credit.

                  "Series 1996-2 Initial Invested Amount" means the initial outstanding principal amount of the Series 1996-2 Note, which is $1,075,000,000.

                  "Series 1996-2 Interest Period" means a period from, with respect to the initial Series 1996-2 Interest Period, the Series 1996-2 Closing Date to and including the last day of the calendar month in which the Series 1996-2 Closing Date occurs, and each calendar month thereafter, provided, however, that the final Series 1996-2 Interest Period shall end on the date all amounts due under the Series 1996-2 Note shall be paid in full.

                  "Series 1996-2 Invested Amount" means, when used with respect to any date, an amount equal to (a) the Series 1996-2 Initial Invested Amount minus (b) the amount of principal payments made pursuant to Section 4.5 of this Agreement to the Series 1996-2 Noteholder on or prior to such date plus (c) any Increases pursuant to Section 3.1 minus (d) any Decreases pursuant to Section 3.2.

                  "Series 1996-2 Invested Percentage" means, on any date of determination:

                  (a) if and so long as the Series 1996-2 Note is the only Shared Collateral Series Note, 100%, and

                  (b) if and so long as the Series 1996-2 Note is not the only Shared Collateral Series Note,

                           (i) when used with respect to Principal Collections
                  during the Series 1996-2 Revolving Period, the percentage equivalent of a fraction the numerator of which shall be equal to the Series 1996-2 Invested Amount for such day and the denominator of which is the sum of the numerators used to determine (1) Invested Percentages for allocations with respect to Principal Collections (for all Shared Collateral Series Notes and all classes of such Shared Collateral Series Notes) and (2) available subordinated amount percentages for allocations with respect to Principal Collections (for all Shared Collateral Series Notes that provide for credit enhancement in the form of overcollateralization) as of such day;

                           (ii) when used with respect to Principal Collections
                  during the Series 1996-2 Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which shall be the Series 1996-2 Invested Amount as of the end of the Series 1996-2 Revolving Period and the denominator of which is the sum of the numerators used to determine (1) Invested Percentages for allocations with respect to Principal Collections (for all Shared Collateral Series Notes and all classes of such Shared Collateral Series Notes) and (2) available subordinated amount percentages for allocations with respect to Principal Collections (for all Shared Collateral Series Notes that provide for credit enhancement in the form of overcollateralization) as of such day; and

                           (iii) when used with respect to Interest Collections,
                  the percentage equivalent of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 1996-2 Note on such date of determination, and the denominator of which is the aggregate Accrued Amounts with respect to all Shared Collateral Series Notes on such date of determination;

         provided, that in the case of each of clauses (i), (ii) and (iii) individually, the sum of the percentage equivalent set forth in such clause for the Series 1996-2 Note, plus the percentage equivalent set forth in the corresponding provision in each of the Supplements relating to the other Shared Collateral Series Notes, shall not exceed 100%.

                  "Series 1996-2 Lease Payment Deficit" means, with respect to any Distribution Date, an amount equal to the deficit, if any, of the aggregate amount of Principal Collections and Interest Collections with respect to the applicable Related Month which were actually allocated by the Trustee in respect of the Series 1996-2 Note, and withdrawn and paid by the Trustee or the Paying Agent, in each case pursuant to Article 4 of this Supplement and other than to the extent payable to NFLP, National or any Affiliate (other than the Series 1996-2 Noteholder) thereof, in relation to the aggregate amount of Principal Collections and Interest Collections that would have been so allocated and, if applicable, withdrawn and paid with respect to the applicable Related Month in respect of the Series 1996-2 Note, if all payments required to be made under the Lease by the Lessee (and under Article 4 hereof with respect to such payments) with respect to the applicable Related Month were paid in full (exclusive of any amount payable by the Lessee pursuant to clause (ii)(a)(y) or (ii)(b)(2) of the definition of the term "Monthly Supplemental Payment" contained in Section 6 of Annex B to the Base Lease).

                  "Series 1996-2 Limited Liquidation Event of Default" means, so long as such event or condition continues, any event or condition of the type specified in Section 6(a) of this Supplement or Section 9.1.8 or 9.1.9 of the Liquidity Agreement that continues for thirty (30) days or more (without double counting any cure periods provided for in Section 6(a) of this Supplement or
Section 9.1.8 or 9.1.9 of the Liquidity Agreement); provided, however, that such event or condition shall not constitute a Series 1996-2 Limited Liquidation Event of Default if (i) within such thirty (30) day period, NFLP or National shall have cured such Amortization Event and (ii) each Rating Agency shall have notified NFLP, National, NFC and the Trustee in writing that after such cure of such Amortization Event is provided for, the Commercial Paper Notes will receive the same rating from the Rating Agencies as they received prior to the occurrence of such Amortization Event.

                  "Series 1996-2 Maximum Invested Amount" means, as of any date, the Program Size less the aggregate discount on Commercial Paper Notes Outstanding on such date.

                  "Series 1996-2 Monthly Interest" means, for any Series 1996-2 Interest Period and the Distribution Date immediately following the last day thereof, the aggregate of the amounts described in clauses (i) through (iv) of the definition of the term "Series 1996-2 Note Rate" for such Series 1996-2 Interest Period.

                  "Series 1996-2 Monthly Interest Shortfall" means, as of any Distribution Date, the excess, if any, of the Series 1996-2 Monthly Interest for such Distribution Date (and the preceding Series 1996-2 Interest Period) and any unpaid Deficiency Amounts (together with accrued interest on such unpaid Deficiency Amounts) over the amount withdrawn from the Series 1996-2 Accrued Interest Account and deposited in the Series 1996-2 Distribution Account on such Distribution Date pursuant to Section 4.2(a) of this Supplement.

                  "Series 1996-2 Monthly Servicing Fee" means, on any Distribution Date, an amount equal to the product of 1/12th of 0.50% of the Series 1996-2 Invested Amount as of the first day of the Series 1996-2 Interest Period preceding such Distribution Date; provided, however, that if a Series 1996-2 Rapid Amortization Period shall occur and be continuing and if National is no longer the Servicer, the Series 1996-2 Monthly Servicing Fee shall equal the greater of (a) the product of (i) a fraction, the numerator of which is the Series 1996-2 Invested Amount as of the first day of the Series 1996-2 Interest Period preceding such Distribution Date and the denominator of which is the aggregate invested amounts for all outstanding Shared Collateral Series Notes as of the first day of such Series 1996-2 Interest Period, (ii) $20 and (iii) the number of Vehicles as of the first day of such Series 1996-2 Interest Period, and (b) the amount described in the first clause of this definition.

                  "Series 1996-2 Monthly Supplemental Servicing Fee" means, on any Distribution Date, the product of the Supplemental Servicing Fee accrued during the preceding Series 1996-2 Interest Period times a fraction, the numerator of which is the Series 1996-2 Invested Amount as of the last day of such Series 1996-2 Interest Period and the denominator of which is the aggregate invested amounts for all outstanding Shared Collateral Series Notes as of the last day of such Series 1996-2 Interest Period.

                  "Series 1996-2 Note" means the Series 1996-2 Floating Rate Rental Car Asset Backed Variable Funding Note, executed by NFLP and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A.

                  "Series 1996-2 Note Rate" means, for any Series 1996-2 Interest Period, that interest rate per annum which will result in the interest on the average daily Series 1996-2 Invested Amount for such Series 1996-2 Interest Period being equal to the sum of (i) interest payable by NFC during such Series 1996-2 Interest Period on the Outstanding Commercial Paper Notes (based on the weighted-average commercial paper rate), Liquidity Advances, Support Liquidity Disbursements and other Obligations (including, in each case, any post- default interest with respect to such Obligations), plus (ii) the portion of the quarterly fees payable by NFC for such Series 1996-2 Interest Period pursuant to Section 4.5(a) of the Liquidity Agreement and the quarterly fees payable by NFC under Section 2.5 of the B Letter of Credit Reimbursement Agreement, Section 2.4 of the B Support Letter of Credit

Reimbursement Agreement and Section 2.11 of the Reduction A Support Reimbursement Agreement, plus (iii) the portion of all other operating expenses of NFC (other than amounts payable by National pursuant to Section 15 of the Lease) for such Series 1996-2 Interest Period, plus (iv) an amount equal to the late charge payable by National during such Series 1996-2 Interest Period under
Section 5.4 of the Lease. The Series 1996-2 Note Rate shall be determined pursuant to Section 4.3(a)(i).

                  "Series 1996-2 Noteholder" means the Person in whose name the Series 1996-2 Note is registered in the Note Register.

                  "Series 1996-2 Principal Allocation" is defined in Section 4.2(a)(ii) of this Supplement.

                  "Series 1996-2 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred and ending upon the date on which the Series 1996-2 Note is fully paid.

                  "Series 1996-2 Required Enhancement Amount" shall mean, (i) on any day prior to the occurrence of an Amortization Event, 9.5% (or such other percentage as shall then be required by the Rating Agencies to maintain the then current rating (but not less than A-1 by S&P and not less than P-1 by Moody's) on the Commercial Paper Notes) of the Program Size in effect on such day, and
(ii) on any day from and after the occurrence of an Amortization Event, the amount described in clause (i) that shall have been in effect on the day immediately preceding the occurrence of such Amortization Event.

                  "Series 1996-2 Revolving Period" means the period from and including the Series 1996-2 Closing Date to the commencement of the Series 1996-2 Rapid Amortization Period.

                  "Series 1996-2 Support Credit Enhancers" means the A Support Credit Enhancers and the B Support Credit Enhancer.

                  "Series 1996-2 Termination Date" means the Scheduled Liquidity Commitment Termination Date.

                  "Shared Collateral Series Notes" means the Series 1996-2 Note and any other Series of Notes the NFLP Obligations with respect to which are identified as being secured by the Series 1996-2 Collateral in the Supplement relating to such other Series of Notes.

                  "Shortfall" means (a) if a Borrowing Request is submitted for Revolving Advances, the aggregate amount of the proposed Borrowing requested with respect thereto in such Borrowing Request; provided, however, that such Shortfall shall not exceed the principal amount of the Series 1996-2 Advance to be made by NFC on the date such Borrowing is to be made, or (b) if a Borrowing Request is submitted for Refunding Advances, the aggregate amount of the proposed Borrowing requested with respect thereto in such Borrowing Request; provided, however, that such Shortfall shall not exceed the Commercial Paper Deficit on the date such Borrowing is to be made.

                  "Support Credit Disbursements" means, collectively, the A Support Credit Disbursements and B Support LOC Credit Disbursements.

                  "Support Disbursements" means, collectively, the Support Credit Disbursements, Support Liquidity Disbursements and Support Termination Disbursements.

                  "Support Liquidity Disbursements" means, collectively, the A Support Liquidity Disbursements and B Support LOC Liquidity Disbursements.

                  "Support Termination Disbursements" means, collectively, the A Support Termination Disbursement and B Support LOC Termination Disbursement.

                  "Swing Line Advance" means any Refunding Advance made pursuant to Section 3.1.3 of the Liquidity Agreement by Citibank in its capacity as Swing Line Lender (or any successor thereto in such capacity).

                  "Swing Line Lender" means Citibank in its capacity as swing line lender, or any successor thereto in such capacity.

                  "Taxes" is defined (i) for the purposes of the Liquidity Agreement in Section 5.6 thereof, (ii) for purposes of the B Letter of Credit Reimbursement Agreement in Section 2.8 thereof, and (iii) for purposes of the B Support Letter of Credit Reimbursement Agreement in Section 2.7 thereof.

                  "Termination Advance Account" is defined in Section 5.01 of the NFC Collateral Agreement.

                  "Termination Demand" means a demand for a LOC Termination Disbursement under a Letter of Credit pursuant to a Certificate of Termination Demand.

                  "Total Fixed Charges" means, for any period, the sum of (i) Total Net Interest of National and its Consolidated Subsidiaries, determined on a consolidated basis for such period, and (ii) capital expenditures for plant and equipment (excluding revenue-earning assets) of National and its Consolidated Subsidiaries, determined on a consolidated basis, for such period.

                  "Total Net Interest" means, for any period, the remainder of
(i) all interest (including payments made during such period with respect to Capitalized Lease Obligations to the extent properly classifiable as interest and, in the case of the Lease for the Series 1996-2 Note, all Monthly Variable Rent, all Monthly Finance Rent, and all late charges payable by National under
Section 5.4 of such Lease) paid or accrued on all Indebtedness and other liabilities of National and its Consolidated Subsidiaries, determined on a consolidated basis, for such period minus (ii) all interest income earned by National and its Consolidated Subsidiaries, determined on a consolidated basis, for such period.

                  "Turnback Date" means, with respect to any Vehicle, the date on which such Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Repurchase Program and the Depreciation Charges cease to accrue pursuant to its Repurchase Program.

                  "type" means, relative to any Liquidity Advance under the Liquidity Agreement or any Disbursement under the Series 1996-2 Fronting Letters of Credit, the portion thereof, if any, being maintained as a Base Rate Advance or a LIBOR Advance.

                  "Variable Funding Note" is defined in Section 7.1 of this Supplement.

                  "Welfare Plan" means any "employee welfare benefit plan", as such term is defined in ERISA.


                                    ARTICLE 3

           ISSUANCE OF SERIES 1996-2 NOTE AND INCREASES AND DECREASES

                  Section 3.1. Procedure for Issuance of Series 1996-2 Note and Increasing the Series 1996-2 Invested Amount. (a) Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 3.1, (i) on the Series 1996-2 Closing Date, NFLP may issue the Series 1996-2 Note having an initial principal amount outstanding thereunder, and NFC shall be deemed to make an advance to NFLP in such principal amount, equal to the aggregate principal amount of the Loans outstanding under and as defined in the Loan Agreement on the Series 1996-2 Closing Date (giving effect to the payment by National of all amounts payable by it on such date under the Loan Agreement), which Series 1996-2 Note shall be issued to NFC (and pledged to the NFC Collateral Agent pursuant to the NFC Collateral Agreement) in consideration for NFLP's leasing the Refinanced Vehicles to the Lessee under the Lease for the Series 1996-2 Note, commencing on the Series 1996-2 Closing Date, and the Master Collateral Agent redesignating its Lien on the Refinanced Vehicle Collateral from securing National's obligations arising under or in connection with the Loan Agreement or the Loan Note referred to therein to securing the Liabilities, and (ii) on any Business Day during the Series 1996-2 Revolving Period, NFLP may, upon request by National under the Lease and upon receipt of confirmation from NFC of its ability to issue Commercial Paper Notes and/or, as applicable, obtain funds from Liquidity Advances pursuant to the Liquidity Agreement in an aggregate amount equal to such Increase (as defined below), increase the outstanding principal amount of the Series 1996-2 Note (each such increase in such outstanding principal amount being an "Increase") by making additional advances to NFLP evidenced by the Series 1996-2 Note (such deemed advance and each such additional advance being a "Series 1996-2 Advance"). Proceeds from any Increase shall be deposited into the NFC Collection Account and allocated in accordance with Article 4 hereof. Upon such issuance and each such Increase, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Increase.

                  (b) The Series 1996-2 Note may be issued on the Series 1996-2 Closing Date, and any Increase may occur on any Business Day during the Series 1996-2 Revolving Period, in each case pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such issuance and each proposed Increase, respectively:

                           (i) In the case of such issuance, on the date thereof the unpaid interest accrued through such date on the Loans outstanding under and as defined in the Loan Agreement shall have been paid by National to NFC;

                           (ii) The amount of each of such issuance and such Increase, respectively, shall be equal to or greater than $100,000;

                           (iii) After giving effect to each of such issuance
                  and such Increase, respectively, the Series 1996-2 Invested Amount shall not exceed the Series 1996-2 Maximum Invested Amount;

                           (iv) There does not exist, and neither such issuance nor such Increase shall result in the occurrence of, (1) an Amortization Event, a Liquidation Event of Default or a Series 1996-2 Limited Liquidation Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Series 1996-2 Limited Liquidation Event of Default;

                           (v) All conditions precedent (1) to the Lessor's making Vehicles available to the Lessee for lease under the Lease and (2) to the issuance of Commercial Paper Notes under the Depositary Agreement and the Liquidity Agreement and/or, as applicable, the making of Revolving Advances pursuant to the Liquidity Agreement have, in each case, been satisfied;

                           (vi) NFLP or National, as applicable, shall have good and marketable title to each Vehicle purchased or financed by NFLP with the proceeds from the issuance of the Series 1996-2 Note and Series 1996-2 Advances hereunder from time to time, free and clear of all Liens other than Permitted Liens; and each Repurchase Program shall be in full force and effect, and shall be enforceable against the related Manufacturer;

                           (vii) National and NFLP shall have granted to the Trustee, for the benefit of the Series 1996-2 Noteholder, and to the NFC Collateral Agent, for the benefit of the NFC Secured Parties, a first priority security interest in all Vehicles now or hereafter purchased or financed by NFLP with the proceeds from the issuance of the Series 1996-2 Note and Series 1996-2 Advances hereunder from time to time and all other Master Collateral for the Series 1996-2 Note, and National, NFLP, the Master Collateral Agent and the Trustee shall have executed and delivered, and the Trustee shall have in its possession original counterparts of, Supplements to Amended and Restated Master Collateral Agency Agreement, in each case in substantially the form of Exhibit A to the Master Collateral Agency Agreement, designating NFLP and NFC, respectively, in each case in connection with this Supplement, as additional Financing Sources, and the Trustee, for the benefit of the Series 1996-2 Noteholder, and the NFC Collateral Agent, for the benefit of the NFC Secured Parties, respectively, as additional Beneficiaries;

                           (viii) NFLP shall have granted to the Trustee, for
                  the benefit of the Series 1996-2 Noteholder, a first priority security interest in its right, title and interest in and to the Lease and all other Collateral;

                           (ix) NFC shall have granted to the NFC Collateral Agent, for the benefit of the NFC Secured Parties, a first priority security interest in its right, title and interest in and to the Assigned Collateral;

                           (x) The Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Repurchase Program relating to the Master Collateral for the Series 1996-2 Note, dated as of the Series 1996-2 Closing Date, duly executed thereby and by National, NFLP and each Eligible Manufacturer in connection with the Series 1996-2 Note;

                           (xi) The Trustee shall have received from National a copy of each Repurchase Program under which Vehicles will be or have been purchased and are proposed to be included in the Aggregate Asset Amount on the date of such issuance or Increase, as applicable, and an Officer's Certificate, dated the

                  Series 1996-2 Closing Date (or, if later, the date on which such Repurchase Program becomes an Eligible Repurchase Program), and duly executed by an Authorized Officer of National, certifying that each such copy is true, correct and complete as of the Series 1996-2 Closing Date (or, if later, the date on which such Repurchase Program becomes an Eligible Repurchase Program);

                           (xii) The Master Collateral Agent shall have received evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing) that NFLP has caused or is causing the Master Collateral Agent's name to be noted on each Vehicle's Certificate of Title as a lienholder in accordance with the Lease and all filings (including filings of financing statements on form UCC-1) and recordings have been or are in the process of being accomplished as may be required by law and pursuant to the requirements of the Lease to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Master Collateral Agent in such Vehicles and other Collateral for the benefit of the Series 1996-2 Noteholder and the NFC Secured Parties;

                           (xiii) Notice of such Increase shall have been
                  delivered to the Trustee, the NFC Collateral Agent and the Liquidity Agent;

                           (xiv) All representations and warranties set forth in Section 23 of the Lease, in Article VII of the Liquidity Agreement, in Article 7 of the Base Indenture, in Section 3.02 of the NFC Collateral Agreement, and in the applicable Sections of the other Related Documents to which National, NFLP and/or NFC is a party, respectively, shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms), before and after giving effect to each of such issuance and such Increase and to the application of the proceeds therefrom, as though made on and as of the date thereof except to the extent that they expressly relate to a date prior to such date; and

                           (xv) On the Series 1996-2 Closing Date, National shall have delivered to the Trustee original Counterpart No. 1 of the Lease (as set forth on the cover page and signature page of the Lease).

                  Section 3.2. Procedure for Decreasing the Series 1996-2 Invested Amount. On any Business Day NFLP may, upon request by National (a copy of which request shall have been delivered to the Trustee), reduce the outstanding principal amount of the Series 1996-2 Note (each such reduction in such outstanding principal amount being a "Decrease") by withdrawing from the Series 1996-2 Collection Account and depositing into the Series 1996-2 Distribution Account, and distributing to the Series 1996-2 Noteholder in respect of principal on the Series 1996-2 Note, an amount equal to the amount of such Decrease in accordance with Section 4.5(b) hereof. Upon each Decrease, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the Series 1996-2 Collection Account and available for distribution to the Series 1996-2 Noteholder in respect of principal on the Series 1996-2 Note.


                                    ARTICLE 4

                            SERIES 1996-2 ALLOCATIONS

                  With respect to the Series 1996-2 Note only, the following shall apply:

                  Section 4.1. Establishment of NFC Collection Account, Series 1996-2 Collection Account and Series 1996-2 Accrued Interest Account.

                  (a) The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1996-2 Noteholder, or cause to be established and maintained, an account (the "NFC Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-2 Noteholder. The NFC Collection Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the NFC Collection Account (so long as such depositary institution or trust company has a credit rating for its unsecured long-term debt not lower than Baa3 by Moody's and not lower than investment grade by Standard & Poor's). If the NFC Collection Account is not maintained in accordance with the previous sentence, then within 10 Business Days after obtaining knowledge of such fact, the Trustee shall establish a new NFC Collection Account which complies with such sentence and transfer into the new NFC Collection Account all cash and investments from the non-qualifying NFC Collection Account. Initially, the NFC Collection Account will be established with the Trustee.

                  (b) All Collections allocable to the Series 1996-2 Note shall be deposited to the NFC Collection Account (unless such Collections shall have been deposited directly to the Series 1996-2 Collection Account or the Series 1996-2 Accrued Interest Account, as applicable and as specified in Section 4.2 below).

                  (c) The Trustee will create two administrative subaccounts within the NFC Collection Account for the benefit of the Series 1996-2
Noteholder: the Series 1996-2 Collection Account (such sub-account, the "Series 1996-2 Collection Account") and the

Series 1996-2 Accrued Interest Account (such sub-account, the "Series 1996-2 Accrued Interest Account").

                  Section 4.2. Allocations with Respect to the Series 1996-2 Note. The proceeds from the issuance of the Series 1996-2 Note and any Series 1996-2 Advance, respectively, will be deposited into the NFC Collection Account. On each Business Day on which proceeds from any Increase or Collections are deposited into the NFC Collection Account (each such date, a "Series 1996-2 Deposit Date") the Servicer will direct the Trustee in writing pursuant to the Lease to allocate all amounts deposited into the NFC Collection Account in accordance with the provisions of this Section 4.2.

                  (a) Allocations During the Series 1996-2 Revolving Period. During the Series 1996-2 Revolving Period, the Servicer will direct the Trustee in writing pursuant to the Lease to allocate on each day, prior to 1:00 p.m. (New York City time) on each Series 1996-2 Deposit Date, all amounts deposited into the NFC Collection Account (including without limitation amounts deposited directly to the Series 1996-2 Collection Account or the Series 1996-2 Accrued Interest Account) as set forth below:

                           (i) allocate to the Series 1996-2 Collection Account an amount equal to the Series 1996-2 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day. All such amounts allocated to the Series 1996-2 Collection Account shall be further allocated to Series 1996-2 Accrued Interest Account; and

                           (ii) allocate to the Series 1996-2 Collection Account an amount equal to the sum of (A) the Series 1996-2 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day (for any such day, the "Series 1996-2 Principal Allocation") plus (B) the proceeds from any Increase, which may be used by NFLP to finance or acquire Vehicles pursuant to the Lease, to the extent Eligible Vehicles have been requested by the Lessee pursuant to the Lease and provided that the representations and warranties contained in
         Article 7 of the Base Indenture are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) on and as of the date of such financing or acquisition with the same effect as though made on and as of such date and shall be deemed to be made by NFLP on such date.

                  (b) Allocations During the Series 1996-2 Rapid Amortization Period. With respect to the Series 1996-2 Rapid Amortization Period, the Servicer will direct the Trustee in writing pursuant to the Lease to allocate, prior to 1:00 p.m. (New York City time) on any Deposit Date, all amounts deposited into the NFC Collection Account (including without limitation amounts deposited directly to the Series 1996-2 Collection Account or the Series 1996-2 Accrued Interest Account) as set forth below:

                           (i) allocate to the Series 1996-2 Collection Account an amount determined as set forth in Section 4.2(a)(i) above for such day, which amount shall be further allocated to the Series 1996-2 Accrued Interest Account; and

                           (ii) allocate to the Series 1996-2 Collection Account an amount equal to the Series 1996-2 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 1996-2 Note until the Series 1996-2 Note has been paid in full.

                  (c) Allocation Adjustments. Notwithstanding the foregoing provisions of this Section 4.2:

                           (i) provided the Series 1996-2 Rapid Amortization Period has not commenced, amounts allocated to the Series 1996-2 Collection Account that are not required to make payments under the Series 1996-2 Note may, as and to the extent permitted in the related Supplements, be used to pay the principal amount of other Shared Collateral Series Notes, if any, that are then in amortization and, after such payment, any remaining funds shall be paid to NFLP and used to finance or acquire Vehicles pursuant to the Lease, to the extent Eligible Vehicles have been requested by the Lessee pursuant to the Lease and provided that the representations and warranties contained in
         Article 7 of the Base Indenture are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) on and as of the date of such financing or acquisition with the same effect as though made on and as of such date and shall be deemed to be made by NFLP on such date;

                           (ii) in the event that the Servicer is not National or an Affiliate of National, the Servicer shall not be entitled to withhold any amounts pursuant to Section 5.2(c) of the Base Indenture and the Trustee shall deposit amounts payable to National in the NFC Collection Account pursuant to the provisions of Section 5.2 of the Base Indenture on each Series 1996-2 Deposit Date; and

                           (iii) any amounts withheld by the Servicer and not deposited in the NFC Collection Account pursuant to Section 5.2(c) of the Base Indenture shall be deemed to be deposited in the NFC Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.2.

                  Section 4.3.  Monthly Payments.

                  On each Determination Date, as provided below, the Servicer shall instruct the Paying Agent pursuant to the Lease to withdraw, and on the following Distribution Date the Paying Agent, acting in accordance with such instructions, shall withdraw, the amounts required to be withdrawn from the NFC Collection Account pursuant to Sections 4.3(a) and (b) below in respect of all funds available from Interest Collections processed since the preceding Distribution Date and allocated to the Series 1996-2 Noteholder.

                  (a) Note Interest with respect to the Series 1996-2 Note.

                  (i) On or before the Determination Date following each Series 1996-2 Interest Period, the Servicer shall notify the Series 1996-2 Noteholder and the NFC Collateral Agent of the interest rate that is the Series 1996-2 Note Rate for such Series 1996-2 Interest Period; provided that if the Servicer shall subsequently (by the Distribution Date following such Series 1996-2 Interest Period) determine, and notify the Series 1996-2 Noteholder and the NFC Collateral Agent, that such Series 1996-2 Note Rate is an interest rate other than that of which the Series 1996-2 Noteholder and the NFC Collateral Agent were previously notified for such Series 1996-2 Interest Period, the Series 1996-2 Note Rate for such Series 1996-2 Interest Period shall be such other rate and the Series 1996-2 Monthly Interest for such Series 1996-2 Interest Period shall be determined based on such other rate; and provided, further, however, that the Series 1996-2 Note Rate shall be calculated from time to time by the NFC Collateral Agent in accordance with the definition of the term "Series 1996-2 Note Rate", this clause (i) and the applicable provisions of the other Related Documents, which calculation shall be conclusive, absent demonstrable error, and in the event of any conflict between such calculation of the Series 1996-2 Note Rate and the applicable notification by the Servicer of the Series 1996-2 Note Rate to the Series 1996-2 Noteholder and the NFC Collateral Agent from time to time, the NFC Collateral Agent shall control the determination of such Series 1996-2 Note Rate provided that the NFC Collateral Agent shall have furnished the Servicer with a written notice setting forth such calculation.

                  (ii) On or before each Distribution Date, the Servicer shall instruct the Trustee or the Paying Agent pursuant to the Lease as to the amount to be withdrawn from the Series 1996-2 Accrued Interest Account to the extent funds will be available from Interest Collections allocable to the Series 1996-2 Note which will have been processed from but not including the preceding Distribution Date through the succeeding Distribution Date in respect of (x) first, an amount equal to the Series 1996-2 Monthly Interest for the Series 1996-2 Note for such Distribution Date, and (y) then, an amount equal to the amount of any unpaid Deficiency Amounts (as defined below) as of the preceding Distribution Date (together with any accrued interest on such Deficiency Amounts). If the amounts described in this
         Section 4.3(a)(ii) are insufficient, after taking into account any portion of the Series 1996-2 Fronting Letter of Credit Amount applied pursuant to Section 5.05 of the NFC Collateral Agreement, to pay such interest on any Distribution Date, payments of interest to the Series 1996-2 Noteholder will be reduced by the amount of such deficiency. The amount, if any, of such deficiency on any Distribution Date shall be referred to as the "Deficiency Amount". Interest shall accrue on the Deficiency Amount at the Series 1996-2 Note Rate. On the related Distribution Date, the Trustee shall withdraw the accrued interest on the Series 1996-2 Note (as determined above) and the Deficiency Amount (together with accrued interest thereon) from the Series 1996-2 Accrued Interest Account and deposit such amount in the Series 1996-2 Distribution Account.

                  (b) Servicing Fee. On each Distribution Date, the Servicer shall, after making all deposits to the Series 1996-2 Distribution Account required to be made pursuant to Section 4.3(a) or, in the event that on the related Determination Date National shall no longer be the Servicer, prior to such deposits being made, instruct the Trustee or the Paying Agent to withdraw from the Series 1996-2 Accrued Interest Account an amount (to the extent the Servicer has not withheld such amount pursuant to Section 5.2(c) of the Base Indenture) equal to the sum of (i) the Series 1996-2 Monthly Servicing Fee (and any Series 1996-2 Monthly Supplemental Servicing Fee) accrued during the preceding Series 1996-2 Interest Period plus (ii) all accrued and unpaid Series 1996-2 Monthly Servicing Fees (and any accrued and unpaid Series 1996-2 Monthly Supplemental Servicing Fees) in respect of previous periods. On each such Distribution Date, the Trustee or the Paying Agent shall withdraw such amount from the Series 1996-2 Accrued Interest Account and remit such amount to the Servicer.

                  (c) Balance. On each Distribution Date, the Servicer shall instruct the Trustee or the Paying Agent pursuant to the Lease as to the balance (after making the deposits required in Section 4.3(a) and (b) of this Supplement), if any, of the Interest Collections allocated to the Series 1996-2 Noteholder since the preceding Distribution Date ("Excess Collections"). On such Distribution Date, the Paying Agent shall withdraw such balance from the NFC Collection Account and pay such balance to NFLP, to the extent that, after giving effect to such transfer, such payment will not cause an Asset Amount Deficiency or a Series 1996-2 Enhancement Deficiency to exist.

                  Section 4.4. Payment of Note Interest from a Series 1996-2 Fronting Letter of Credit.

                  On each Distribution Date, if amounts have been drawn on a Series 1996-2 Fronting Letter of Credit and deposited into the Series 1996-2 Collection Account pursuant to Section 5.05 of the NFC Collateral Agreement, the Servicer shall instruct the Trustee or the

Paying Agent to withdraw from the Series 1996-2 Collection Account on such Distribution Date the lesser of (i) the amount on deposit in the Series 1996-2 Collection Account representing such amount drawn on such Series 1996-2 Fronting Letter of Credit and (ii) the amount of the Series 1996-2 Monthly Interest Shortfall and deposit such amount in the Series 1996-2 Distribution Account to pay the Series 1996-2 Monthly Interest and unpaid Deficiency Amounts (together with accrued interest on all such unpaid Deficiency Amounts). On each Distribution Date, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1996-2 Noteholder from the Series 1996-2 Distribution Account the amount deposited in the Series 1996-2 Distribution Account for the payment of interest pursuant to Section 4.3(a) of this Supplement and this Section 4.4.

                  Section 4.5.  Payment of Note Principal.

                  (a) Monthly Payments During Rapid Amortization Period. (i) Subject to subsection (b) below, commencing on the first Determination Date after the commencement of the Series 1996-2 Rapid Amortization Period, (A) the Trustee shall withdraw from the Series 1996-2 Collection Account the amount allocated thereto pursuant to Section 4.2(b)(ii) and (B) if amounts have been drawn on any Series 1996-2 Fronting Letter of Credit and deposited into the Series 1996-2 Collection Account pursuant to Section 5.05 of the NFC Collateral Agreement, the Servicer shall instruct the Trustee or the Paying Agent pursuant to the Lease to withdraw from the Series 1996-2 Collection Account on such Distribution Date the lesser of (x) the amount on deposit in the Series 1996-2 Collection Account representing such draw on such Series 1996-2 Fronting Letter of Credit (after application of any portion thereof pursuant to Section 4.4) and (y) the excess of the Series 1996-2 Invested Amount over the amount described in clause (A) and deposit such amount in the Series 1996-2 Distribution Account to be paid to the Series 1996-2 Noteholder. Commencing on the first Distribution Date after the commencement of the Series 1996-2 Rapid Amortization Period the Trustee shall withdraw such amount from the Series 1996-2 Collection Account and deposit such amount in the Series 1996-2 Distribution Account, to be paid to the Series 1996-2 Noteholder; provided, however, that on the final Distribution Date, the Trustee shall withdraw from the Series 1996-2 Collection Account, as provided above, an amount which is no greater than the Series 1996-2 Invested Amount as of such date. The entire principal amount of the Series 1996-2 Note shall be due and payable on the Series 1996-2 Termination Date.

                  (ii) Subject to subsection (b) below, on each Distribution Date occurring on or after the date a withdrawal is made pursuant to
         Section 4.5(a) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1996-2 Noteholder the amount deposited in the Series 1996-2 Distribution Account for the payment of principal pursuant to Section 4.5(a)(i) of this Supplement.

                  (b) Decreases. (i) On any Business Day during the Series 1996-2 Revolving Period on which a Decrease pursuant to Section 3.2 shall be declared, the Trustee shall withdraw from the Series 1996-2 Collection Account an amount equal to the lesser of (i) the sum of (A) all Series 1996-2 Principal Allocations plus (B) any other funds on deposit in the Series 1996-2 Collection Account (excluding any Interest Collections but including proceeds from any Increase) and (ii) the amount of such Decrease, and deposit such amount in the Series 1996-2 Distribution Account, to be paid to the Series 1996-2 Noteholder.

                  (ii) On each Business Day occurring on or after the date a withdrawal is made pursuant to Section 4.5(b)(i) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1996-2 Noteholder the amount deposited in the Series 1996-2 Distribution Account for the payment of principal pursuant to Section 4.5(b)(i) of this Supplement.

                  Section 4.6. Servicer's Failure to Instruct the Trustee to Make a Deposit or Payment.

                  If the Servicer fails to give notice or instructions to make any payment from or deposit into the NFC Collection Account required to be given by the Servicer, at the time specified in the Lease or any other Related Document (including applicable grace periods), and such failure is known by the Trustee, the Trustee shall make such payment or deposit into or from the NFC Collection Account without such notice or instruction from the Servicer. Pursuant to the Lease, the Servicer has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

                  Section 4.7.  Series 1996-2 Distribution Account.

                  (a) Establishment of Series 1996-2 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1996-2 Noteholder, or cause to be established and maintained, an account (the "Series 1996-2 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-2 Noteholder. The Series 1996-2 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1996-2 Distribution Account (so long as such depositary institution or trust company has a credit rating for its unsecured long-term debt not lower than Baa3 by Moody's and not lower than investment grade by Standard & Poor's). If the Series 1996-2 Distribution Account is not maintained in accordance with the previous sentence, the Servicer shall establish a new Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 1996-2 Distribution Account into the new Series 1996-2 Distribution Account. Initially, the Series 1996-2 Distribution Account will be established with the Trustee.

                  (b) Administration of the Series 1996-2 Distribution Account. The Servicer shall instruct the institution maintaining the Series 1996-2 Distribution Account to invest funds on deposit in the Series 1996-2 Distribution Account at all times in Eligible Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Eligible Investment held in the Series 1996-2 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. The Trustee shall hold possession of or otherwise control, in such a manner that the security interest of the Trustee for the benefit of the Series 1996-2 Noteholder under Section 5.1 shall at all times be perfected under
Article 8 or 9 of the UCC of the applicable jurisdiction, any instruments, securities (certificated or uncertificated), security entitlements or securities accounts evidencing the Eligible Investments from the time of purchase thereof until the time of maturity.

                  (c) Earnings from Series 1996-2 Distribution Account. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 1996-2 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 1996-2 Distribution Account shall be deemed to be on deposit and available for distribution.

                  (d) Series 1996-2 Distribution Account Constitutes Additional Collateral for Series 1996-2 Note. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1996-2 Distribution Account and in all proceeds thereof. The Series 1996-2 Distribution Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-2 Noteholder.

                  Section 4.8. Notice of Series 1996-2 Lease Payment Deficit. The Trustee shall notify the NFC Collateral Agent of any Series 1996-2 Lease Payment Deficit no later than one Business Day after obtaining knowledge thereof.

                                    ARTICLE 5

                                    SECURITY

                  Section 5.1.      Grant of Security Interest.

                  (a) To secure the NFLP Obligations with respect to the Series 1996-2 Note, NFLP hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 1996-2 Noteholder (the "Secured Party") (but not for the benefit of any Holders of any other Notes, other than any other Shared Collateral Series Notes, if any, as contemplated by the Supplement relating thereto), and hereby grants to the Trustee, for the benefit of the Secured Party (but not for the benefit of any Holders of any other Notes, other than any other Shared Collateral Series Notes, if any, as contemplated by the Supplement relating thereto), a security interest in, all of the right, title and interest in, and to all of the following assets, property and interests in property of NFLP whether now owned or existing or hereafter acquired or created (all of such right, title and interest, together with the portion of the Master Collateral with respect to which the Trustee (on behalf of the Series 1996-2 Noteholder) and the NFC Collateral Agent (on behalf of the NFC Secured Parties), respectively, are named as Beneficiaries, being the "Collateral"):

                  (i) all right, title and interest of NFLP in, to and under the NFLP Agreements, including, without limitation, all rights of NFLP arising thereunder in respect of the National Master Collateral, all monies due and to become due to NFLP from the Lessee or the Servicer under or in connection with NFLP Agreements, whether payable as rent, guaranty payments, supplemental payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of NFLP Agreements or otherwise, and all rights, remedies, powers, privileges and claims of NFLP against any other party under or with respect to NFLP Agreements (whether arising pursuant to the terms of such NFLP Agreements or otherwise available to NFLP at law or in equity), the right to enforce any of the NFLP Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to NFLP Agreements or the obligations of any party thereunder; and

                  (ii) (A) the NFC Collection Account (including the Series 1996-2 Collection Account, the Series 1996-2 Accrued Interest Account and any other accounts designated in this Supplement or otherwise as a subaccount of the NFC Collection Account), (B) all funds on deposit therein from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the NFC Collection Account or any subaccount thereof or the funds on deposit therein from time to time, and (D) all instruments, securities (whether certificated or uncertificated), security entitlements, securities accounts and other investments acquired at any time and from time to time with the moneys in the NFC Collection Account or any subaccount thereof (including income thereon); and

                  (iii) (A) the Series 1996-2 Distribution Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 1996-2 Distribution Account or the funds on deposit therein from time to time; (D) all instruments, securities (whether certificated or uncertificated), security entitlements, securities accounts and other investments acquired at any time and from time to time with monies in the Series 1996-2 Distribution Account; and (E) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (A) through (E) being, collectively, the "Series 1996-2 Distribution Account Collateral"); and

                  (iv) all right, title and interest of NFLP in, to and under the Master Collateral Agency Agreement with respect to the portion of the Master Collateral for which NFLP and NFC, respectively, are designated as Financing Sources and the Trustee (on behalf of the Series 1996-2 Noteholder) and the NFC Collateral Agent (on behalf of the NFC Secured Parties), respectively, are designated as Beneficiaries thereunder; and

                  (v) all additional property that may from time to time hereafter (pursuant to the terms of any Supplement or otherwise) be subjected to the grant and pledge hereof by NFLP or by anyone on its behalf; and

                  (vi) all proceeds, products, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Master Collateral Agent or the Trustee or the NFC Collateral Agent is the loss payee thereof) or Vehicle warranties and cash.

No Noteholder other than the Series 1996-2 Noteholder and Holders of other Shared Collateral Series Notes, if any, as contemplated by the Supplement relating thereto, will be entitled to the benefit of any Collateral.

                  (b) To secure the NFLP Obligations with respect to the Series 1996-2 Note, NFLP hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Master Collateral Agent under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Series 1996-2 Noteholder) and the NFC Collateral Agent (on behalf of the NFC Secured Parties), respectively, of a continuing first priority perfected Lien on all right, title and interest of NFLP in, to and under all the NFLP Master Collateral.

                  (c) Notwithstanding anything to the contrary contained in (a) and (b) above, the Collateral shall not include any right, title or interest in the Fleet Finance Agreement or the NFLP Fleet Finance Agreement and payments thereunder.

                  (d) The foregoing grant is made in trust to secure the NFLP Obligations with respect to the Series 1996-2 Note and to secure compliance with the provisions of the Base Indenture, this Supplement and any other Supplement relating to the Series 1996-2 Note, all as provided in the Base Indenture and this Supplement. The Trustee, as Trustee on behalf of the Series 1996-2 Noteholder, acknowledges such grant, accepts the trusts under this Supplement and the Base Indenture in accordance with the provisions of this Supplement and the Base Indenture and agrees to perform its duties required in this Supplement and the Base Indenture to the best of its abilities to the end that the interests of the Series 1996-2 Noteholder may be adequately and effectively protected.


                                    ARTICLE 6

                               AMORTIZATION EVENTS

                  Section 6.1. In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture and the Liquidity Agreement, respectively, the following shall be Amortization Events with respect to the Series 1996-2 Note (without notice or other action on the part of the Trustee or the Series 1996-2 Noteholder) and shall not be waived by the Trustee without the prior written consent of the Series 1996-2 Noteholder, the Liquidity Agent, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM:

                  (a) from and after the funding of any Series 1996-2 Cash Collateral Account pursuant to Section 5.07 of the NFC Collateral Agreement, such Series 1996-2 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents).


                                    ARTICLE 7

                           FORM OF SERIES 1996-2 NOTE


                  Section 7.1. The Series 1996-2 Note will be issued in fully registered form without interest coupons (the "Variable Funding Note"), substantially in the form set forth in Exhibit A hereto, with such legend as may be applicable thereto as set forth in the Base Indenture, and will be issued initially to NFC and shall be duly executed by NFLP and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.

The Variable Funding Note is not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except to the NFC Collateral Agent pursuant to the NFC Collateral Agreement or otherwise in compliance with the terms of the Base Indenture. The Variable Funding Note shall bear a face amount equal to the Series 1996-2 Maximum Invested Amount. The Trustee shall, or shall cause the Registrar to, record any Increases or Decreases from time to time and all payments from time to time to the Series 1996-2 Noteholder in respect of the principal amount of the Series 1996-2 Note such that the Note Register accurately reflects the Series 1996-2 Invested Amount (and the outstanding principal amount of the Series 1996-2 Note) from time to time.


                                    ARTICLE 8

                                     GENERAL

                  Section 8.1. Maintenance of Rating; Payment of Rating Agency Fees. NFLP agrees and covenants with the Trustee to use commercially reasonable efforts to maintain the initial rating of the Commercial Paper Notes issued by any Rating Agency. NFLP agrees and covenants with the Trustee to pay all reasonable fees and expenses of each Rating Agency and to promptly provide all documents and other information that each Rating Agency may reasonably request.

                  Section 8.2. Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

                  Exhibit A: Form of Variable Funding Note

                  Section 8.3. Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

                  Section 8.4. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  Section 8.5. Governing Law. This Supplement shall be construed in accordance with the law of the State of New York (without giving effect to the provisions thereof regarding conflicts of laws), and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

                  Section 8.6. Amendments. This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that no amendment or modification of any provision of this Supplement shall in any event be effective unless (i) the same shall be in writing and signed and delivered by NFLP and the Trustee and consented to in writing by the Liquidity Agent, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM and (ii) the Issuer shall have received in writing confirmation of each of the Rating Agencies that its then current rating of the Commercial Paper Notes will not be reduced or withdrawn as a result thereof; and, provided, further, however that if, pursuant to the terms of the Base Indenture, the consent of the Required Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Series 1996-2 Noteholder, the Liquidity Agent, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM.

                  Section 8.7. Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture will be effective as to the Series 1996-2 Note without the consent of the Series 1996-2 Noteholder, the Liquidity Agent, the NFC Collateral Agent and GM.

                  Section 8.8. Inspection of Property, Books and Records. At the written request of the Series 1996-2 Noteholder (which request shall specify the matters to be investigated with reasonable specificity) or the NFC Collateral Agent, but in no event more than semi-annually, the Trustee shall investigate such matters as permitted under Section 8.8 of the Base Indenture.

                  Section 8.9. Acknowledgment of Trustee. The Trustee hereby acknowledges and consents to NFC's assignment to the NFC Collateral Agent under the NFC Collateral Agreement for the benefit of the NFC Secured Parties of all of NFC's right, title and interest as the Series 1996-2 Noteholder in and to the Series 1996-2 Note, the Master Collateral for the Series 1996-2 Note and the Collateral from time to time.

                  IN WITNESS WHEREOF, NFLP and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                 NATIONAL CAR RENTAL FINANCING
                                      LIMITED PARTNERSHIP

                                 By: NATIONAL CAR RENTAL
                                      FINANCING CORPORATION,
                                       its General Partner

                                 By: /s/ M.J. Becker
                                    -------------------------------
                                      Name: M.J. Becker
                                      Title: Asst. Secretary and Treasurer


                                 THE BANK OF NEW YORK,
                                      as Trustee

                                 By: /s/ Cheryl L. Laser
                                   -------------------------------
                                      Name:  CHERYL L. LASER
                                      Title: Assistant Vice President